Exhibit 4.2

MID-AMERICA APARTMENTS, L.P.,
Issuer

MID-AMERICA APARTMENT COMMUNITIES, INC.

– and –

U.S. BANK NATIONAL ASSOCIATION,
Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of June 13, 2014

to

INDENTURE

Dated as of October 16, 2013

TABLE OF CONTENTS

Page

ARTICLE 1

DEFINITIONS AND OTHER

PROVISIONS OF GENERAL APPLICATION

Section 1.01.	Certain Provisions of General Application	2
Section 1.02.	Additional Definitions	3

ARTICLE 2

FORM AND TERMS OF THE NOTES AND SUBSIDIARY GUARANTEES

ARTICLE 3

ADDITIONAL COVENANTS FOR THE BENEFIT OF HOLDERS OF NOTES

Section 3.01.	Additional Covenants	12

i

Page

ARTICLE 4

AMENDMENTS TO THE INDENTURE

FOR THE BENEFIT OF THE HOLDERS OF THE NOTES

ARTICLE 5

MISCELLANEOUS PROVISIONS

Section 5.01.	Adoption, Ratification and Confirmation	46
Section 5.02.	Conflicts with Trust Indenture Act	46

ii

iii

THIS SECOND SUPPLEMENTAL INDENTURE dated as of June 13, 2014 (this “Second Supplemental Indenture”) among MID-AMERICA APARTMENTS, L.P., a limited partnership duly organized and existing under the laws of the State of Tennessee (hereinafter called the “Operating Partnership”), having its principal executive office located at 6584 Poplar Avenue, Memphis, Tennessee 38138, MID-AMERICA APARTMENT COMMUNITIES, INC., a corporation duly organized and existing under the laws of the State of Tennessee and the sole general partner of the Operating Partnership (hereinafter called the “Guarantor”), having its principal executive office located at 6584 Poplar Avenue, Memphis, Tennessee 38138, and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as trustee (hereinafter called the “Trustee”).

RECITALS

WHEREAS, the Operating Partnership and the Guarantor have executed and delivered to the Trustee an Indenture dated as of October 16, 2013 (the “Original Indenture”) providing for the issuance from time to time of the Operating Partnership’s Securities (as defined in the Original Indenture) in one or more series;

WHEREAS, Sections 201, 301 and 901(5) of the Original Indenture provide that the Operating Partnership, the Guarantor and the Trustee may, without the consent of any Holders (as defined in the Original Indenture) of Securities, enter into one or more indentures supplemental thereto to establish the form and terms of the Securities of any series issued pursuant to the Original Indenture;

WHEREAS, the Operating Partnership desires to issue the Operating Partnership’s 3.750% Senior Notes due 2024 (the “Notes”), a new series of Securities;

WHEREAS, Section 901(2) of the Original Indenture provides that the Operating Partnership, the Guarantor and the Trustee may, without the consent of any Holders of Securities, enter into one or more indentures supplemental thereto to add to the covenants of the Operating Partnership or the Guarantor for the benefit of the Holders of any or all series of Securities, Section 901(3) of the Original Indenture provides that the Operating Partnership, the Guarantor and the Trustee may, without the consent of any Holders, enter into one or more indentures supplemental thereto to add any additional Events of Default with respect to all or any series of Securities, and Section 901(12) of the Original Indenture provides that the Operating Partnership, the Guarantor and the Trustee may, without the consent of any Holders of Securities, enter into one or more indentures supplemental thereto to amend or supplement any provisions contained therein so long as such amendment or supplement does not apply to any Outstanding Security issued prior to the date of the supplemental indenture effecting such amendment or supplement, as the case may be, and entitled to the benefits of such provision;

WHEREAS, Section 901(10) of the Original Indenture provides that the Operating Partnership, the Guarantor and the Trustee may, without the consent of any Holders of Securities, enter into one or more indentures supplemental thereto to, among other things, add guarantees or guarantors for the benefit of the Securities of all or any series, to make changes in the Indenture to establish the form and terms of any such guarantees, and to make changes to the Original Indenture to accommodate or provide for any such guarantees and/or guarantors of the Securities of such series.

WHEREAS, the Operating Partnership and the Guarantor, pursuant to the foregoing authority, propose in and by this Second Supplemental Indenture to establish the form and terms of the Notes and the Subsidiary Guarantees (as defined herein) thereof and to amend and supplement in certain respects the Original Indenture; and

WHEREAS, the Operating Partnership and the Guarantor have authorized the execution and delivery of this Second Supplemental Indenture and all things necessary to make the Notes, when executed by the Operating Partnership and authenticated and delivered, the valid obligations of the Operating Partnership in accordance with their terms and to make this Second Supplemental Indenture a valid agreement of the Operating Partnership and the Guarantor in accordance with its terms have been done.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER

PROVISIONS OF GENERAL APPLICATION

Section 1.01. Certain Provisions of General Application. Except as otherwise expressly provided in or pursuant to this Second Supplemental Indenture or unless the context otherwise requires, for all purposes of this Second Supplemental Indenture:

(1)	the terms defined in Section 1.02 of this Second Supplemental Indenture have the meanings assigned to them in Section 1.02, and include the plural as well as the singular;

(2)	the terms Operating Partnership, Guarantor, Trustee and Indenture and all other terms used herein which are defined in the Original Indenture shall, unless otherwise expressly provided in Section 1.02 of this Second Supplemental Indenture, have the meanings assigned to them in the Original Indenture;

(3)	all other terms, if any, used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(4)	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(5)	the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)	the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);

(7)	provisions apply to successive events and transactions;

(8)	the term “merger” includes a statutory share exchange and the terms “merge” and “merged” have correlative meanings;

(9)	the masculine gender includes the feminine and the neuter;

(10)	references to agreements and other instruments include subsequent amendments and supplements thereto;

(11)	if expressly so indicated herein, certain terms defined in Section 1.02 of this Second Supplemental Indenture supersede and replace, but only insofar as relates to the Notes, the corresponding definitions in the Original Indenture; and

(12)	unless otherwise expressly stated or the context otherwise requires, references in this Second Supplemental Indenture (including, without limitation, references in any covenants or other provisions added to the Original Indenture pursuant to this Second Supplemental Indenture) (a) to the “date of this Indenture”, and similar references mean June 13, 2014 and (b) to the “release” of CRLP from its obligations or all of its obligations under the Indenture with respect to the Notes and similar references mean CRLP’s release from its obligations under the Indenture with respect to the Notes in accordance with the applicable provisions of the Indenture other than such obligations, if any, as the Indenture (including, without limitation, provisions added to the Original Indenture by this Second Supplemental Indenture) expressly provides shall survive such release and remain in effect.

Section 1.02. Additional Definitions. Section 101 of the Original Indenture is hereby amended and supplemented, but solely insofar as relates to the Notes, to add the following definitions, all in appropriate alphabetical sequence; provided that the definitions of the terms “Board Resolution,” “Debt,” “Lien” and “Subsidiary” set forth below in this Section 1.02 supersede and replace, but solely insofar as relates to the Notes, the definitions of such terms appearing in Section 101 of the Original Indenture and such terms, as used in the Original Indenture but solely insofar as relates to the Notes, shall have the respective meanings set forth below.

“Adjusted Total Assets” means, as of any date, the sum of (without duplication) (i) Undepreciated Real Estate Assets on such date and (ii) all other assets (excluding accounts receivable and intangibles) of the Operating Partnership and its Subsidiaries on such date, all determined on a consolidated basis in accordance with GAAP.

“Annual Debt Service Charge” for any period means interest expense of the Operating Partnership and its Subsidiaries for such period including, without duplication, (1) all amortization of debt discount, (2) all accrued interest, (3) all capitalized interest and (4) the interest component of all capitalized lease obligations, all determined on a consolidated basis in accordance with GAAP.

“Board Resolution” means, when used with respect to the Operating Partnership, the Guarantor or CRLP, a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Operating Partnership (in the case of resolutions of the Board of Directors of the Operating Partnership or CRLP) or of the Guarantor (in the case of resolutions of the Board of Directors of the Guarantor), to have been duly adopted by the Board of Directors of the Operating Partnership, the Guarantor or CRLP, as the case may be, and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Consolidated Income Available for Debt Service” for any period means the Consolidated Net Income of the Operating Partnership and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for (without duplication):

(1)	interest expense on Debt,

(2)	provision for taxes based on income,

(3)	amortization of debt discount and deferred financing costs,

(4)	the income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP,

(5)	provisions for gains and losses on sales or other dispositions of properties and other investments,

(6)	depreciation and amortization,

(7)	gains or losses on early extinguishment of Debt,

(8)	all prepayment penalties and all legal, accounting, financial advisory and similar costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed),

(9)	the effect of any item that is non-cash and non-recurring, and

(10)	amortization of deferred charges,

all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the amount of net income (or loss) of the Operating Partnership and its Subsidiaries for such period, excluding (without duplication)

(1) gains and losses on sales of properties and other investments, (2) extraordinary items, (3) property valuation gains and losses (including impairment charges), and (4) the portion of net income (loss) of the Operating Partnership and its Subsidiaries allocable to noncontrolling interest, all determined on a consolidated basis in accordance with GAAP.

“CRLP” means Colonial Realty Limited Partnership, a Delaware limited partnership, and any successor thereto (other than the Operating Partnership) by merger, consolidation or otherwise, and any Person (other than the Operating Partnership) to which all or substantially all of CRLP’s assets shall be sold, assigned, transferred or otherwise conveyed (other than by a lease) in one transaction or a series of related transactions. In the event that CRLP shall, in any transaction or series of related transactions, lease all or substantially all of its assets to any Person, then the term “CRLP” shall mean both the Person that was CRLP immediately prior to such transaction and, so long as such lease shall be in effect and the lessee under such lease is not the Operating Partnership, the lessee under such lease.

“Current Credit Agreement” means the Amended and Restated Credit Agreement dated as of August 7, 2013 among the Operating Partnership, as borrower, KeyBank National Association, as administrative agent, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., as co-syndication agents, and the other parties thereto, as the same may be amended, restated or supplemented from time to time, and all guarantees, collateral documents and other instruments and agreements, if any, executed in connection therewith, in each case as the same may be amended, supplemented or restated from time to time.

“Debt” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (without duplication):

(1)	borrowed money or evidenced by bonds, notes, debentures or similar instruments,

(2)	indebtedness secured by any Lien on any property or assets owned by such Person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the Board of Directors of such Person or, if such Person is a Subsidiary of the Operating Partnership, by the Board of Directors of the Operating Partnership) of the property subject to the Lien,

(3)	reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other Debt of such Person or any of its Subsidiaries if such other Debt appears as a liability on the consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP) or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable, and

(4)	any lease of property by such Person as lessee that is or is required to be reflected on such Person’s balance sheet as a capitalized lease in accordance with GAAP,

in the case of items of indebtedness under clauses (1) through (3) above to the extent that any such items (other than letters of credit) would appear as liabilities on such Person’s balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any non-contingent obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business and other than solely as a result of Non-Recourse Exclusions except to the extent of any amounts payable by such Person pursuant to any such Non-Recourse Exclusions or any related claims or liabilities), Debt of another Person of the type referred to in clauses (1), (2), (3) or (4) above (it being understood that Debt shall be deemed to be incurred by such Person whenever such Person shall create, assume, guarantee (on a non-contingent basis), incur or otherwise become liable in respect thereof), provided, however, that the term “Debt” will not include any such indebtedness that has been the subject of an “in substance” defeasance in accordance with GAAP or Intercompany Debt (or a non-contingent obligation to be liable for, or to pay, Intercompany Debt).

“Second Supplemental Indenture” means the Second Supplemental Indenture dated as of June13, 2014 among the Operating Partnership, the Guarantor and the Trustee, as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

“Guaranteed Debt” has the meaning set forth in Section 1018(A) of this Indenture.

“Guaranty” means, with respect to any Person, any obligation, direct or indirect, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limitation, includes any obligation, direct or indirect, contingent or otherwise, of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business and other than solely as a result of Non-Recourse Exclusions except to the extent of any amounts payable by such Person pursuant to any such Non-Recourse Exclusions or any related claims or liabilities) Debt of any other Person; and “Guaranty” and “Guaranties,” when used as a verb, have correlative meanings.

“Intercompany Debt” means Debt of the Operating Partnership or any of its Subsidiaries so long as (1) the only Persons liable for the payment of such Debt, whether as obligor, guarantor or otherwise, are the Operating Partnership or any of its Subsidiaries, (2) such Debt is held solely by the Operating Partnership or any of its Subsidiaries and (3) such Debt is expressly subordinated in right of payment to the prior payment in full of all Notes outstanding under this Indenture; provided, however, that any such Debt shall be deemed Intercompany Debt only for so long as the conditions set forth in clauses (1) through (3) above shall continue to be satisfied and, if at any time any of such conditions shall not continue to be satisfied with respect to any such Debt, then such Debt will, at such time, cease to be Intercompany Debt and the Operating Partnership or such Subsidiary, as the case may be, will be deemed to have incurred, at such time, an amount of Debt equal to the outstanding amount of such Debt at such time. The reference to “Notes” in clause (3) of the immediately preceding sentence shall be deemed to include, in the case of any Debt of CRLP referred to in such clause (3), CRLP’s Subsidiary Guarantees, if any, of the Notes.

“Lien” means any mortgage, deed of trust, deed to secure Debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Non-Recourse Exclusions” means any usual and customary exclusions from the non-recourse limitations governing non-recourse Debt, including, without limitation, exclusions for claims that (i) are based on fraud, intentional misrepresentation, misapplication of funds, gross negligence or willful misconduct, (ii) result from intentional mismanagement of or waste at the real property securing such non-recourse Debt, (iii) arise from the presence of hazardous substances on the real property securing such non-recourse Debt, or (iv) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document).

“Notes” means the Operating Partnership’s 3.750% Senior Notes due 2024, issued pursuant to this Indenture.

“Principal Credit Agreement” means, as of June 13, 2014, the Current Credit Agreement and thereafter means the Current Credit Agreement or any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise), as the same may be amended, supplemented or restated from time to time, and all guarantees, collateral documents and other instruments and agreements, if any, executed in connection therewith, in each case as the same may be amended supplemented or restated from time to time, that the Board of Directors of the Operating Partnership designates to be the principal credit agreement of the Operating Partnership, taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as the Operating Partnership deems reasonable in light of the circumstances, such designation (or the designation that at a given time there is no such principal credit agreement) to be made, reasonably and in good faith, by the Board of Directors of the Operating Partnership and evidenced by an Officer’s Certificate delivered by the Operating Partnership to the Trustee; provided, however, that none of the Credit Agreement dated as of June 1, 2006, by and among the Guarantor and the Operating Partnership, as borrowers, and the Financial Federal Savings Bank, as lender, the Third Amended and Restated Master Credit Facility Agreement (MAA II), dated as of January 4, 2010, by and among the Guarantor and the Operating Partnership, as borrowers, Prudential Multifamily Mortgage, Inc. (now known as Prudential Multifamily Mortgage, LLC), as lender, and the Federal National Mortgage Association, as amended, or the Master Credit Facility Agreement dated as of March 2, 2004, by and among the Guarantor and the Operating Partnership, as borrowers, and Prudential Multifamily Mortgage, Inc. (now known as Prudential Multifamily Mortgage, LLC), as lender, in each case as may be amended, supplemented or restated from time to time, or any successor credit agreement to any of the foregoing (whether by renewal, replacement, refinancing or otherwise), as amended, supplemented or restated from time to time, may be designated to be the Principal Credit Agreement so long as neither such agreement nor any guarantees or other instruments or agreements, if any, executed in connection therewith includes any covenant or agreement that requires or, upon the occurrence of specified events or conditions, would require CRLP to Guaranty any Unsecured Debt of the Operating Partnership that is or may be outstanding thereunder.

“Required Filing Date” has the meaning set forth in Section 1016.

“Secured Debt” has the meaning set forth in Section 1013.

“Subsidiary” means, with respect to any Person, a corporation, partnership association, joint venture, trust, limited liability company or other entity which is required to be consolidated with such Person in accordance with GAAP.

“Subsidiary Guarantee” and “Subsidiary Guarantees” mean (a) the guarantee provided by CRLP in respect of the Notes as set forth in Article Seventeen hereof, and (b) the notation of such guarantee, if any, endorsed on any or all of the certificates evidencing the Notes as contemplated by Section 1702. Unless otherwise expressly provided in or pursuant to this Indenture or the context otherwise requires, references in this Indenture to a Subsidiary Guarantee of any Notes shall mean and include the Subsidiary Guarantees described in both clauses (a) and (b) of the immediately preceding sentence, and references in this Indenture to a Subsidiary Guarantee endorsed on any Note or on the certificate evidencing any Note and similar references shall be deemed to mean and refer to a notation of such Subsidiary Guarantee endorsed thereon.

“Subsidiary Guarantee Benefited Party” has the meaning specified in Section 1701.

“Subsidiary Guarantee Obligations” has the meaning specified in Section 1701.

“Subsidiary Guarantee Reinstatement Date” has the meaning specified in Section 1018(B).

“Subsidiary Guarantee Supplemental Indenture” has the meaning specified in Section 1018(A).

“Subsidiary Guarantee Suspension Date” has the meaning specified in Section 1018(B).

“Subsidiary Guarantee Suspension Event” has the meaning specified in Section 1018(B).

“Subsidiary Guarantee Suspension Period” has the meaning specified in Section 1018(B).

“Suspended Covenants” has the meaning set forth in Section 1018(B).

“Undepreciated Real Estate Assets” means, as of any date, the cost (original acquisition and development cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP.

“Unencumbered Total Asset Value” means, as of any date, the sum of (without duplication) (i) those Undepreciated Real Estate Assets on such date which are not subject to a Lien securing Debt and (ii) all other assets (excluding accounts receivable and intangibles) of the Operating Partnership and its Subsidiaries on such date which are not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with GAAP; provided, however, that all investments by the Operating Partnership or any of its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Unencumbered Total Asset Value to the extent that such investments would have otherwise been included.

“Unsecured Debt” means Debt of the Operating Partnership or any of its Subsidiaries that is not Secured Debt.

ARTICLE 2

FORM AND TERMS OF THE NOTES AND SUBSIDIARY GUARANTEES

Section 2.01. Designation of Notes; Establishment of Form of Notes. Pursuant to Section 301 of the Original Indenture, there is hereby established a new series of Securities which shall be known and designated as the 3.750% Senior Notes due 2024 and which are sometimes referred to in this Second Supplemental Indenture as the “Notes.” The Notes shall be entitled, in the event that CRLP shall be required to guarantee the Notes under the circumstances set forth in Section 1018 of the Indenture (such Section 1018 having been added to the Original Indenture, but solely insofar as relates to the Notes, by Section 3.01 of this Second Supplemental Indenture), to the benefit of Subsidiary Guarantees of CRLP. Pursuant to Section 201 of the Original Indenture, the Notes shall be substantially in the form attached hereto as Annex A.

Section 2.02. Amount. The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture is initially limited to $400,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 905 or 1107 of the Indenture, but subject to the Operating Partnership’s right to re-open such series of Securities from time and time for issuance of additional Securities of such series without notice to or the consent of any Holders of Notes; provided, however, that notwithstanding the foregoing, the Notes may not be reopened if the Operating Partnership has effected satisfaction and discharge with respect to the Notes pursuant to Section 401 of the Indenture or has effected legal defeasance or covenant defeasance with respect to the Notes pursuant to Section 402 of the Indenture.

Section 2.03. No Guarantee by Guarantor; Springing Subsidiary Guarantee by CRLP; Form of Subsidiary Guarantee. The Notes will not be guaranteed by the Guarantor.

CRLP will be required to guarantee the Notes under the circumstances set forth in Section 1018 of the Indenture (such Section 1018 having been added to the Indenture, but solely insofar as relates to the Notes, by Section 3.01 of this Second Supplemental Indenture) and the terms of CRLP’s Subsidiary Guarantee of the Notes shall be those set forth in Article Seventeen of the Indenture (such Article Seventeen having been added to the Indenture, solely insofar as relates to the Notes, by Section 4.32 of this Second Supplemental Indenture) and in the

Subsidiary Guarantees, if any, endorsed on the certificates evidencing the Notes. Any Subsidiary Guarantee of CRLP endorsed on the certificates evidencing any Notes shall be substantially in the form attached to the form of Note attached hereto as Annex A. For purposes of clarity, it is understood and agreed that, if CRLP enters into a Subsidiary Guarantee Supplemental Indenture as contemplated by Section 1018 of the Indenture (which Section 1018 is being added to the Original Indenture pursuant to Section 3.01 of this Second Supplemental Indenture), then, insofar as relates to the Notes, CRLP shall be an “Other Guarantor” as defined in the Indenture, effective as of the date of such Subsidiary Guarantee Supplemental Indenture, and, unless otherwise expressly stated or the context otherwise requires, from and after that date references in the Indenture to “guarantees” and “other guarantees” of any Other Guarantor shall include, without limitation, CRLP’s Subsidiary Guarantee of the Notes; provided that the term “Other Guarantor”, as used in the definition of “Indenture” in Section 101 and in Sections 201 and 301 of the Indenture, shall include, effective as of the date of this Second Supplemental Indenture, CRLP.

Section 2.04. Issuance. The Notes are issuable only as Registered Securities without Coupons and may (but need not) bear a corporate or other seal of the Operating Partnership or the General Partner. The Notes shall be issued in book-entry form and evidenced by one or more permanent Global Securities of such series, the initial Depository for the Global Securities of such series shall be The Depository Trust Company and the depository arrangements shall be those employed by whoever shall be the Depository with respect to the Global Securities of such series from time to time. Notwithstanding the foregoing, certificated Notes in definitive form may be issued to beneficial owners of interests in Global Securities of such series in exchange for their respective interests in the Global Securities of such series under the circumstances contemplated by Section 305 of the Indenture.

Section 2.05. Stated Maturity. The final maturity date of the Notes on which the unpaid principal thereof shall be due and payable shall be June 15, 2024.

Section 2.06. Interest. The principal of the Notes shall bear interest at the rate of 3.750% per annum from June 13, 2014 or from the most recent date to which interest has been paid or duly provided for on the Notes, payable semi-annually in arrears on June 15 and December 15 (each such date being an Interest Payment Date for the Notes) of each year, commencing December 15, 2014, to the Holders of the Notes (or one or more Predecessor Securities of such series) registered as such at the close of business on June 1 or December 1 (each such date being a Regular Record Date for the Notes), as the case may be, immediately preceding such Interest Payment Dates, regardless of whether or not any such Regular Record Date is a Business Day. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. Any principal of, or premium, if any, or interest on any Notes which is not paid when due shall, to the extent permitted by applicable law, bear interest from the date such amount was originally due to the date of payment of such overdue amount at the rate of interest borne by the Notes. All such interest on overdue amounts shall, to the extent permitted by applicable law, be payable on demand. The Operating Partnership shall not have any right to extend the Interest Payment Dates or interest payment periods for the Notes.

Section 2.07. Place of Payment. The Borough of Manhattan, The City of New York is hereby designated as a Place of Payment for the Notes.

Section 2.08. Optional Redemption; No Sinking Fund. The Notes may be redeemed, at any time in whole or from time to time in part, at the option of the Operating Partnership on the terms and subject to the conditions set forth in the Indenture and in the form of the Note attached as Annex A to this Second Supplemental Indenture. The Notes shall not be subject to a sinking fund or analogous provision.

Section 2.09. Denominations. The Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.10. Notes Not Convertible or Exchangeable. The Notes shall not be convertible into or exchangeable for Capital Stock or other securities or property (other than exchanges for other Notes as provided in the Indenture).

Section 2.11. Payable in Dollars; No Option for Other Payment Currency. The principal of, and premium, if any, and interest on the Notes and all amounts, if any, payable by CRLP pursuant to its Subsidiary Guarantees, if any, of the Notes shall be payable in Dollars and neither the Operating Partnership nor CRLP (if applicable) shall have any right to elect to make, nor shall any Holder of Notes have any right to elect to receive, payment in respect of the Notes or any Subsidiary Guarantees in any currency other than Dollars.

Section 2.12. Payments by Reference to Index, Formula, etc. Other than amounts payable upon redemption of the Notes at the option of the Operating Partnership prior to March 15, 2024, the amount of payments of principal of, and premium, if any, or interest on the Notes shall not be determined with reference to an index, formula or other similar method.

Section 2.13. Events of Default; Covenants and Other Terms; Waiver of Certain Covenants. The Events of Default with respect to the Notes shall be as provided in Section 501 of the Original Indenture, as amended and restated (but solely insofar as relates to the Notes) by Section 4.13 of this Second Supplemental Indenture. Certain deletions from, modifications of and additions to the covenants and other provisions of the Original Indenture applicable to the Notes (which deletions, modifications and additions are applicable solely insofar as relates to the Notes) are set forth in Article 3 and Article 4 of this Second Supplemental Indenture. The provisions of Section 1008 of the Original Indenture, as amended and restated (but solely insofar as relates to the Notes) by Section 4.28 of this Second Supplemental Indenture, shall be applicable to the Notes.

Section 2.14. Satisfaction and Discharge, Legal Defeasance and Covenant Defeasance. Sections 401 (relating to satisfaction and discharge) and 402 (relating to legal defeasance and covenant defeasance) of the Original Indenture, in each case as amended, solely insofar as relates to the Notes, pursuant to Sections 4.09, 4.10, 4.11 and 4.12 of this Second Supplemental Indenture) shall apply to the Notes; provided that (i) the Operating Partnership may effect legal defeasance and covenant defeasance only with respect to all (and not less than all) of the Notes and (ii) the covenants and other obligations, which are subject (solely insofar as relates to the Notes) to covenant defeasance shall be those set forth in the amendment and restatement of Section 402(3) of the Original Indenture set forth in Section 4.11 of this Second Supplemental Indenture.

Section 2.15. No Payment of Additional Amounts. Neither the Operating Partnership nor, if CRLP becomes a guarantor of the Notes, CRLP shall be required to pay Additional Amounts in respect of the Notes or any Subsidiary Guarantees, respectively.

Section 2.16. Paying Agent and Security Registrar. The Operating Partnership’s Office or Agency in the Borough of Manhattan, The City of New York where the Notes may be presented or surrendered for payment of principal of, and premium, if any, and interest on the Notes, where the Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Operating Partnership, the Guarantor and, if applicable, CRLP in respect of the Notes and the Indenture may be served shall initially be the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, which office at the date of this Second Supplemental Indenture is located at U.S. Bank National Association, Corporate Trust EX-NY-Wall, Administrator for Mid-America Apartments, 100 Wall Street, Suite 1600, New York, NY 10005; provided, however, that, subject to Section 1002 of the Indenture, the Operating Partnership may from time to time designate one or more other Offices or Agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; and provided, further, that the Operating Partnership may subsequently appoint a different Office or Agency in the Borough of Manhattan, The City of New York for such purposes.

The Operating Partnership initially appoints the Trustee as the Security Registrar and Paying Agent for the Notes, and the Trustee hereby accepts such appointment. The Operating Partnership may remove and replace the Security Registrar and Paying Agent for the Notes and appoint another Security Registrar and one or more other Paying Agents with respect to the Notes, subject to compliance with the applicable provisions of the Indenture.

Section 2.17. Other Terms. The Notes shall have such other terms and provisions as are set forth in the form of Note attached hereto as Annex A, and the Subsidiary Guarantees of CRLP shall have such other terms and provisions as are set forth in the form of Subsidiary Guarantee attached to the form of Note attached as Annex A hereto, all of which terms and provisions are incorporated by referenced in and made a part of this Second Supplemental Indenture as if set forth in full herein.

Section 2.18. References to Premium. As used in the Indenture and this Second Supplemental Indenture with respect to the Notes and in the certificates evidencing the Notes and any Subsidiary Guarantees that may be endorsed on such certificates, all references to “premium” on the Notes shall mean any amounts (other than accrued interest) payable upon the redemption of any Notes in excess of 100% of the principal amount of such Notes.

ARTICLE 3

ADDITIONAL COVENANTS FOR THE BENEFIT OF HOLDERS OF NOTES

Section 3.01. Additional Covenants.

Article Ten of the Original Indenture is hereby supplemented, but solely insofar as relates to the Notes, by adding the following new sections to appear immediately after Section 1010 of the Original Indenture and to read in full as follows (and the Table of Contents in the Original Indenture is amended, but solely insofar as relates to the Notes, to insert the section numbers and titles of the following sections in appropriate sequence):

“Section 1011.	Limitation on Incurrence of Total Debt.

“The Operating Partnership will not, and will not cause or permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication):

“(1)	Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt;

“(2)	the aggregate purchase price of any real estate assets or mortgages receivable (or interests therein) acquired by the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter, including those obtained by application of the proceeds of such additional Debt, and owned by the Operating Partnership or any of its Subsidiaries as of the date of incurrence of such additional Debt; and

“(3)	the aggregate amount of any securities offering proceeds received by (or contributed to) the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable (or interests therein) or used to reduce Debt of the Operating Partnership or any of its Subsidiaries), including the proceeds obtained from the incurrence of such additional Debt,

“determined on a consolidated basis in accordance with GAAP.

“For clarity, it is understood and agreed that, for purposes of this Section 1011, Debt of a Person existing at the time such Person is merged or consolidated with or into the Operating Partnership or any of its Subsidiaries or becomes a Subsidiary of the Operating Partnership shall be deemed to have been incurred by the Operating Partnership or such Subsidiary, as the case may be, on the date of such merger or consolidation or the date such Person becomes a Subsidiary of the Operating Partnership, as the case may be.

“Section 1012.	Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge.

“The Operating Partnership will not, and will not cause or permit any of its Subsidiaries to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such additional Debt and to the application of the proceeds thereof, determined on a consolidated basis in accordance with GAAP and calculated on the assumptions that:

“(1)	such additional Debt and any other Debt incurred by the Operating Partnership or any of its Subsidiaries since the first day of such four quarter period had been incurred, and the application of the proceeds therefrom (including to repay or retire other Debt) had occurred, on the first day of such period,

“(2)	the repayment or retirement of any other Debt of the Operating Partnership or any of its Subsidiaries since the first day of such four quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and

“(3)	in the case of any acquisition or disposition by the Operating Partnership or any of its Subsidiaries of any asset or group of assets, in any such case with a fair market value (determined in good faith by the Operating Partnership’s Board of Directors) in excess of $1,000,000, since the first day of such four quarter period, whether by merger, purchase or sale of Capital Stock or assets, or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

“If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis as if the average rate which would have been in effect during the entire such four quarter period had been the applicable rate for the entire such period.

“For clarity, it is understood and agreed that, for purposes of this Section 1012, Debt of a Person existing at the time such Person is merged or consolidated with or into the Operating Partnership or any of its Subsidiaries or becomes a Subsidiary of the Operating Partnership shall be deemed to have been incurred by the Operating Partnership or such Subsidiary, as the case may be, on the date of such merger or consolidation or the date such Person becomes a Subsidiary of the Operating Partnership, as the case may be.

“Section 1013.	Limitation on Incurrence of Secured Debt.

“The Operating Partnership will not, and will not cause or permit any of its Subsidiaries to, incur any Debt secured by a Lien upon any property or assets of the Operating Partnership or any of its Subsidiaries, whether owned as of the date of this Indenture or thereafter acquired (“Secured Debt”), if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof on a pro forma basis, the aggregate principal amount of all outstanding Secured Debt of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of the sum of (without duplication):

“(1)	Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt;

“(2)	the aggregate purchase price of any real estate assets or mortgages receivable (or interests therein) acquired by the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter, including those obtained by application of the proceeds of such additional Debt, and owned by the Operating Partnership or any of its Subsidiaries as of the date of incurrence of such additional Debt; and

“(3)	the aggregate amount of any securities offering proceeds received by (or contributed to) the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable (or interests therein) or used to reduce Debt of the Operating Partnership or any of its Subsidiaries), including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with GAAP.

“For clarity, it is understood and agreed that, for purposes of this Section 1013, Debt of a Person existing at the time such Person is merged or consolidated with or into the Operating Partnership or any of its Subsidiaries or becomes a Subsidiary of the Operating Partnership shall be deemed to have been incurred by the Operating Partnership or such Subsidiary, as the case may be, on the date of such merger or consolidation or the date such Person becomes a Subsidiary of the Operating Partnership, as the case may be.

“Section 1014. Maintenance of Unencumbered Total Asset Value.

“The Operating Partnership and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate principal amount of all of outstanding Unsecured Debt of the Operating Partnership and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“For clarity, it is understood and agreed that, for purposes of this Section 1014, Debt of a Person existing at the time such Person is merged or consolidated with or into the Operating Partnership or any of its Subsidiaries or becomes a Subsidiary of the Operating Partnership shall be deemed to have been incurred by the Operating Partnership or such Subsidiary, as the case may be, on the date of such merger or consolidation or the date such Person becomes a Subsidiary of the Operating Partnership, as the case may be.

“Section 1015. Payment of Taxes and other Claims.

“The Operating Partnership will pay or discharge or cause to be paid or discharged, before the same shall become delinquent:

“(1)	all taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon any income, profits, property or assets of it or any of its Subsidiaries; and

“(2)	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property or assets or the property or assets of any of its Subsidiaries,

“provided, however, that the Operating Partnership will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (a) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (b) if the non-payment of any such taxes, assessments, charges or claims would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Operating Partnership to pay when due the principal of, and premium, if any, and interest on the Notes.

“Section 1016.	Provision of Financial Information.

“Whether or not the Operating Partnership is subject to Section 13 or 15(d) of the Exchange Act, for so long as any Notes are Outstanding under this Indenture, the Operating Partnership shall, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which it would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if it were so subject, on or prior to the respective dates (each, a “Required Filing Date”) by which it would have been required to file such documents if it were so subject. In addition:

“(1)	if the Operating Partnership is not subject to Section 13 or 15(d) of the Exchange Act, the Operating Partnership shall, not later than 15 days after each Required Filing Date, transmit by mail to all Holders of Notes Outstanding under this Indenture, as their names and addresses appear in the Security Register for the Notes, without cost to such holders, copies of the annual reports, quarterly reports and other documents which it would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to such Sections; provided that the Operating Partnership shall not be required to mail any such report or other document to Holders of Notes if such report or other document is publicly available on the Commission’s or the Operating Partnership’s website (provided that within five days after the first time that the Operating Partnership shall make any such reports or documents publicly available on the Operating Partnership’s website, it will disseminate a press release or similar public announcement (using such means of dissemination that is at the time customary for public companies in the United States of America) announcing the availability of such reports and other documents on such website and providing the internet address of such website);

“(2)	the Operating Partnership shall, whether or not it is subject to Section 13 or 15(d) of the Exchange Act, not later than 15 days after each Required Filing Date, file with the Trustee copies of the annual reports, quarterly reports and other documents which it would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to those Sections; and

“(3)	if filing of any such report or other document required by any of the foregoing provisions to be filed with the Commission is not permitted under the Exchange Act, the Operating Partnership shall, promptly upon written request and payment of reasonable costs of duplication and delivery, supply copies of such report or other document to any prospective Holder of Notes (or, in the case of a Global Security evidencing any Notes, any prospective owner of a beneficial interest in such Global Security); provided that the Operating Partnership shall not be required to supply any such report or other document to a prospective owner or Holder if such report or other document is publicly available on the Commission’s or the Operating Partnership’s website.

“Any report or other document which the Operating Partnership is required to mail, file or supply to any Person pursuant to clause (1), (2) or (3) of this Section 1016 may instead be sent to such Person by email if such Person shall have consented in writing (including by email) to email delivery and such email is sent to such Person at such email address as such Person may provide from time to time by notice to the Trustee or, in the case of clause (2) of this Section 1016, as the Trustee may provide from time to time by notice to the Operating Partnership.

“Section 1017.	Existence of CRLP.

“Except as permitted under Section 1018(D), at such times (and only such times), if any, as CRLP is required, pursuant to this Indenture, to guarantee the Notes, CRLP shall do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence (partnership or other) and (ii) to preserve and keep in full force and effect its rights (under its partnership agreement or other organizational documents, as the case may be, and its statutory rights), licenses and franchises; provided, however, that CRLP shall not be required to preserve any such right, license or franchise if the Board of Directors of the Operating Partnership determines that the preservation thereof is no longer desirable in the conduct of the business of CRLP.

“Section 1018.	Springing Subsidiary Guarantees by CRLP.

“(A) Subsidiary Guarantees. So long as Notes are Outstanding under this Indenture, neither the Operating Partnership nor the Guarantor will cause, permit or suffer CRLP to Guaranty any Unsecured Debt of the Operating Partnership that is outstanding under the Principal Credit Agreement (the “Guaranteed Debt”) unless (1) CRLP, the Operating Partnership and the Guarantor shall contemporaneously execute and deliver to the Trustee a supplemental indenture substantially in the form attached as Annex B to the Second Supplemental Indenture (a “Subsidiary Guarantee Supplemental Indenture”) (the Trustee may, but need not be, a party to such Subsidiary Guarantee Supplemental Indenture) providing for CRLP’s guarantee of the Notes as set forth in Article Seventeen of this Indenture and in the Subsidiary Guarantees, if any, of CRLP endorsed on the certificates evidencing the Notes and pursuant to which CRLP shall become a party to this Indenture and (2) if such Guaranteed Debt is:

“(a)	pari passu in right of payment with the Notes, then CRLP’s Guaranty of such Guaranteed Debt shall be pari passu in right of payment with, or subordinated in right of payment to, its Subsidiary Guarantee of the Notes, or

“(b)	subordinated in right of payment to the Notes, then CRLP’s Guaranty of such Guaranteed Debt shall be subordinated in right of payment to its Subsidiary Guarantee of the Notes to at least the extent that the Guaranteed Debt is subordinated in right of payment to the Notes.

“In the event that CRLP is required to enter into a Subsidiary Guarantee Supplemental Indenture, the Operating Partnership and the Guarantor shall deliver to the Trustee an Officer’s Certificate of the Operating Partnership and the Guarantor and an Opinion of Counsel, in each case to the effect set forth in Section 903 (which Officer’s Certificates and Opinion of Counsel shall expressly refer to and cover such Subsidiary Guarantee Supplemental Indenture as contemplated by Section 903), and to the further effect that the Subsidiary Guarantees of CRLP to be endorsed on the certificates evidencing the Notes have been duly authorized by CRLP and, when executed by CRLP and endorsed on Notes which have been executed and delivered by the Operating Partnership and authenticated by the Trustee, will constitute valid and binding obligations of CRLP, enforceable against CRLP in accordance with their terms, subject to customary exceptions; and the Operating Partnership shall deliver to the Trustee a Board Resolution of CRLP authorizing and approving the form and terms of the Subsidiary Guarantee Supplemental Indenture, this Indenture and of CRLP’s Subsidiary Guarantees to be endorsed on the certificates evidencing the Notes and further authorizing CRLP to execute, deliver and perform its obligations under the Subsidiary Guarantee Supplemental Indenture, this Indenture and its Subsidiary Guarantees endorsed on any Notes.

“(B)	Suspension of Subsidiary Guarantee and Subsidiary Guarantor Covenant. If on any date:

“(a)	(i) either (A) the Principal Credit Agreement does not include any covenant or agreement that requires or, upon the occurrence of specified events or conditions, would require CRLP to Guaranty any Unsecured Debt of the Operating Partnership that is or thereafter may be outstanding under the Principal Credit Agreement or (B) there is no Principal Credit Agreement (as determined, reasonably and in good faith, by the Board of Directors of the Operating Partnership taking into account the factors described in the definition of “Principal Credit Agreement” and evidenced by an Officer’s Certificate of the Operating Partnership delivered to the Trustee), (ii) no Guaranty by CRLP of any Unsecured Debt of the Operating Partnership that is outstanding under the Principal Credit Agreement shall be in effect, and (iii) no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, or

“(b)	CRLP is not a Significant Subsidiary of either the Operating Partnership or the Guarantor,

“(the satisfaction of the conditions described in subparagraph (a) or (b) above being referred to as a “Subsidiary Guarantee Suspension Event” and any date on which a Subsidiary Guarantee Suspension Event shall occur being referred to as a “Subsidiary Guarantee Suspension Date”), then, effective as of such Subsidiary Guarantee Suspension Date, the Operating Partnership and the Guarantor shall be released, solely insofar as relates to the Notes, from their obligations under Sections 1018(A) and 1018(D) (such provisions being referred to as the “Suspended Covenants”), and CRLP shall be released from its obligations under its Subsidiary Guarantee, if any, of the Notes and, solely insofar as relates to the Notes, from all of its other obligations, if any, under this Indenture; provided, however, that, if on any date after a Subsidiary Guarantee Suspension Event, any of the conditions set forth in clauses (i) or (ii) of subparagraph (a) above (if the applicable Subsidiary Guarantee Suspension Event shall have occurred as a result of the satisfaction of the conditions set forth in such subparagraph (a)) or the condition set forth in subparagraph (b) above (if the applicable Subsidiary Guarantee Suspension Event shall have occurred as a result of the satisfaction of the condition set forth in such subparagraph (b)) shall not continue to be satisfied, then, effective as of such date (a “Subsidiary Guarantee Reinstatement Date”), the Suspended Covenants will be reinstated and if, after giving effect to such reinstatement, CRLP is required to guarantee the Outstanding Notes pursuant to the provisions of Section 1018(A), then CRLP’s Subsidiary Guarantee of the Notes and its other obligations under this Indenture with respect to the Notes shall be reinstated effective as of the Subsidiary Guarantee Reinstatement Date or, if CRLP shall not have entered into a Subsidiary Guarantee Supplemental Indenture as contemplated by this Section 1018, CRLP, the Operating Partnership and the Guarantor shall, as of the Subsidiary Guarantee Reinstatement Date, enter into a Subsidiary Guarantee Supplemental Indenture (the Trustee may, but need not be, a party to such Subsidiary Guarantee Supplemental Indenture) and CRLP shall provide its Subsidiary Guarantee of the Notes (all in a manner contemplated by the provisions of Section 1018(A)) and, thereafter, the obligations of the Operating Partnership and the Guarantor under the Suspended Covenants and, if applicable, CRLP’s obligations under its Subsidiary Guarantee of the Notes and under this Indenture with respect to the Notes will be and remain in effect unless and until the conditions set forth in subparagraph (a) or subparagraph (b) above are subsequently satisfied (in which event, effective as of the date such conditions are subsequently satisfied, the Operating Partnership and the Guarantor will be released, solely insofar as relates to the Notes, from their respective obligations under the Suspended Covenants and CRLP shall be released from its obligations under its Subsidiary Guarantee, if any, of the Notes and, solely insofar as relates to the Notes, from all of its other obligations, if any, under this Indenture until such time as any of the conditions set forth in clauses (i) or (ii) of subparagraph (a) above (if the applicable Subsidiary Guarantee Suspension Event shall have occurred as a result of the satisfaction of the conditions set forth in such subparagraph (a)) or the condition set forth in subparagraph (b) above (if the applicable Subsidiary Guarantee Suspension Event shall have occurred as a result of the satisfaction of the condition set forth in such subparagraph (b)) shall not continue to be satisfied, in which case the Suspended Covenants and, if required as provided above in this paragraph, CRLP’s Subsidiary Guarantee and CRLP’s obligations under this Indenture with respect to the Notes shall be reinstated or CRLP shall enter into such a Subsidiary Guarantee Supplemental Indenture and provide its Subsidiary Guarantee of the Notes, as the case may be); provided, however, that no default or Event of Default under this Indenture with respect to the Notes or breach of any kind under this Indenture with respect to the Notes shall be deemed to have existed or occurred under this Indenture, the Notes or the Subsidiary Guarantee, if any, of

the Notes with respect to the Suspended Covenants based on, and none of the Operating Partnership, the Guarantor or CRLP shall, with respect to the Suspended Covenants and solely insofar as relates to the Notes, bear any liability for, any actions taken or events occurring during a Subsidiary Guarantee Suspension Period, regardless of whether such actions or events would have been permitted if the Suspended Covenants remained in effect during such Subsidiary Guarantee Suspension Period. The period of time from and including a Subsidiary Guarantee Suspension Date to but excluding the applicable Subsidiary Guarantee Reinstatement Date is hereinafter referred to as a “Subsidiary Guarantee Suspension Period.” For purposes of clarity, it is understood and agreed that there may be one or more Subsidiary Guarantee Suspension Periods and one or more Subsidiary Guarantee Reinstatement Dates.

“(C) Release of Subsidiary Guarantee and Subsidiary Guarantor Covenant. In the event of (a) any consolidation or merger of CRLP into the Operating Partnership in a transaction in which the Operating Partnership is the continuing or resulting Person or (b) any sale, assignment, transfer or other conveyance (other than a lease) of all or substantially all of CRLP’s assets to the Operating Partnership in any transaction or series of related transactions, the Operating Partnership and the Guarantor shall be released, solely insofar as relates to the Notes, from their obligations set forth under this Section 1018 and CRLP shall be released from its obligations under its Subsidiary Guarantee, if any, of the Notes and, solely insofar as relates to the Notes, from all of its other obligations, if any, under this Indenture.

“CRLP shall be released from its obligations under its Subsidiary Guarantee, if any, of the Notes and, solely insofar as relates to the Notes, from all of its other obligations, if any, under this Indenture (i) if the Operating Partnership shall have effected legal defeasance or covenant defeasance with respect to the Notes pursuant to Section 402 or (ii) if this Indenture shall have ceased to be of further effect with respect to the Notes upon compliance by the Operating Partnership with the provisions set forth in Section 401, except in each case for such obligations which Section 402 or 401, as the case may be, expressly provides shall remain in effect notwithstanding any such legal defeasance, covenant defeasance or satisfaction and discharge, as the case may be. In the event of any such legal defeasance or covenant defeasance with respect to the Notes or in the event that this Indenture ceases to be of further effect with respect to the Notes pursuant to Section 401, then, in addition to the consequences thereof set forth above in this paragraph and in Section 402 or 401, as the case may be, the Operating Partnership and the Guarantor shall also be released, solely insofar as relates to the Notes, from their respective obligations described under this Section 1018.

“CRLP shall be released from its obligations under its Subsidiary Guarantee, if any, of the Notes and, solely insofar as relates to the Notes, from all of its other obligations, if any, under this Indenture upon:

“(i)	the sale, transfer or other disposition of Capital Stock of CRLP if, as a result of such sale, transfer or disposition, CRLP shall no longer be a Subsidiary of either the Operating Partnership or the Guarantor, or

“(ii)

the consolidation or merger of CRLP with or into any other Person (other than the Operating Partnership or the Guarantor or any of their respective Subsidiaries) if, as a result of such consolidation or merger, CRLP shall no longer be a Subsidiary of either the Operating Partnership or the Guarantor (provided that this clause (ii) shall not limit the provisions set forth in the first paragraph of this Section 1018(C) relating to the effect of a consolidation or merger of CRLP into the Operating Partnership), or

“(iii)	a liquidation or dissolution of CRLP, or

“(iv)	the release or discharge of all Guaranteed Debt, except a discharge or release by or as a result of payment under CRLP’s Guaranty of any such Guaranteed Debt (provided that this clause (iv) shall not affect any subsequent requirement that CRLP guarantee the Notes as contemplated by the provisions set forth in Section 1018(A) above and, provided, further, that the first sentence of the third paragraph of Section 1701 shall survive any such release of CRLP from its obligations under this Indenture pursuant to this clause (iv) and remain in full force and effect).

“(D) Consolidation, Merger and Sale of Assets of CRLP. During such times, and only such times, as CRLP is required to guarantee the Notes pursuant to the provisions set forth in this Section 1018, neither the Operating Partnership nor the Guarantor will cause or permit CRLP, in any transaction or series of related transactions, to consolidate or merge with or into any Person or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to any Person unless:

“(a)	either (1) in the case of a merger, CRLP shall be the continuing Person or (2) the successor Person (if other than CRLP) formed by or resulting from such consolidation or into which CRLP is merged or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of CRLP’s assets is made (i) is the Operating Partnership or (ii) shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (solely in the case of this clause (ii)) shall, by an indenture supplemental hereto, in form and substance reasonably satisfactory to the Trustee, executed by such successor Person and the other parties to this Indenture and delivered to the Trustee, expressly assume the due and punctual payment of all amounts payable under the Subsidiary Guarantees of the Notes and the due and punctual performance and observance of every other obligation in this Indenture with respect to the Notes and the Subsidiary Guarantees, if any, endorsed on the certificates evidencing any Notes on the part of CRLP to be performed or observed;

“(b)	immediately after giving effect to such transaction or series of related transactions, as the case may be, and treating any Debt which becomes an obligation of CRLP, the Operating Partnership or any of their respective Subsidiaries as a result of such transaction as having been incurred by it at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

“(c)	the Operating Partnership and the Guarantor shall have delivered to the Trustee an Officer’s Certificate of the Operating Partnership and an Officer’s Certificate of the Guarantor and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease or other conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 1018(D) and that all conditions precedent herein provided for relating to such transaction have been complied with;

“provided, however, that the provisions of clause (b) above shall not be applicable if the successor Person formed by or resulting from any such consolidation or into which CRLP is merged or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of CRLP’s assets is made is the Operating Partnership.

“Upon any consolidation by CRLP with or merger of CRLP into any Person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of CRLP to any Person in accordance with the provisions set forth in the immediately preceding paragraph:

“(a)	the successor Person formed by or resulting from such consolidation or into which CRLP is merged or to which such sale, lease, assignment, transfer or other conveyance is made shall (solely insofar as relates to the Notes) succeed to, and be substituted for, and may exercise every right and power of, CRLP under this Indenture with respect to the Notes with the same effect as if such successor Person had been named as CRLP under this Indenture; and

“(b)	except in the case of a lease, the predecessor Person shall be released (solely insofar as relates to the Notes) from all obligations and covenants under this Indenture and its Subsidiary Guarantee, if any, of the Notes.”

ARTICLE 4

AMENDMENTS TO THE INDENTURE

FOR THE BENEFIT OF THE HOLDERS OF THE NOTES

Section 4.01. Amendment to Section 103 of the Original Indenture. The second paragraph of Section 103 of the Original Indenture is hereby amended, solely insofar as relates to the Notes, by adding the text “or CRLP” after the words “the Guarantor” in each instance that the words “the Guarantor” appear in such paragraph.

Section 4.02. Amendment to Section 104 of the Original Indenture. Section 104 of the Original Indenture is hereby amended, solely insofar as relates to the Notes, as follows:

(1)	the third sentence of the first paragraph of subparagraph (1) of Section 104 of the Original Indenture is amended by deleting the text “or the Guarantor or both, as applicable” and replacing such deleted text with “, the Guarantor or CRLP, or any or all of them, as applicable”;

(2)	the penultimate sentence of the first paragraph of subparagraph (1) of Section 104 of the Original Indenture is amended by deleting the phrase “conclusive in favor of the Trustee, the Operating Partnership, the Guarantor and any agent of the Trustee, the Operating Partnership or the Guarantor, if made in the manner provided in this Section” and replacing such deleted phrase with “conclusive in favor of the Trustee, the Operating Partnership, the Guarantor and CRLP and any agent of the Trustee, the Operating Partnership, the Guarantor or CRLP, if made in the manner provided in this Section”; and

(3)	subparagraph (6) of Section 104 of the Original Indenture is amended by adding the text “or CRLP” after the words “the Guarantor”.

Section 4.03. Amendment to Section 105 of the Original Indenture. Subparagraph (1) of Section 105 of the Original Indenture is hereby amended, solely insofar as relates to the Notes, by adding the text “or CRLP” immediately after the words “the Guarantor” in such subparagraph (1); and subparagraph (2) of Section 105 of the Original Indenture is hereby amended, solely insofar as relates to the Notes, by adding the text “or CRLP” immediately after the words “the Operating Partnership” appearing in the first line of such subparagraph (2).

Section 4.04. Amendment to Section 110 of the Original Indenture. Section 110 of the Original Indenture is hereby amended, solely insofar as relates to the Notes, by adding the text “and CRLP” immediately after the words “the Guarantor” in such Section 110.

Section 4.05. Amendment to Section 111, 112 and 113 of the Original Indenture. Each of Section 111, Section 112 and Section 113 of the Original Indenture is hereby amended, solely insofar as relates to the Notes, by replacing the words “Guarantee” and “Guarantees” each time such words appear in such Sections with the words “ Subsidiary Guarantee” and “Subsidiary Guarantees,” respectively; Section 112 of the Original Indenture is hereby further amended, solely insofar as relates to the Notes, by adding “(including, without limitation, CRLP if it shall have become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture as contemplated by Section 1018 and shall not have been released, pursuant to the applicable provisions of this Indenture, from its obligations under this Indenture with respect to the Notes)” after the words “other than the parties hereto” in such Section 112; and Section 113 of the Original Indenture is hereby further amended, solely insofar as relates to the Notes, by adding “, CRLP” immediately after the words “THE GUARANTOR” in the second sentence of such Section 113.

Section 4.06. Amendment to Section 116 of the Original Indenture. Section 116 of the Original Indenture is hereby amended, solely insofar as relates to the Notes, by inserting the text “and CRLP” in the first line thereof immediately after the words “the Guarantor” and by replacing the word “Guarantee” each time such word appears in such Section 116 with the words “Subsidiary Guarantee”; and Section 116 of the Original Indenture is hereby further amended, solely insofar as relates to the Notes, by adding the following sentence to appear immediately after the last sentence of such Section 116: “Notwithstanding the foregoing, the provisions of this Section 116 shall not be applicable to CRLP unless CRLP shall have entered into a Subsidiary Guarantee Supplemental Indenture as contemplated by Section 1018.”

Section 4.07. Amendment to Section 118 of the Original Indenture. Section 118 of the Original Indenture is hereby amended and restated, solely insofar as relates to the Notes, to read in full as follows:

“Section118.	Immunity of Partners, Shareholders, Directors, Officers and Agents of the Operating Partnership, the Guarantor and CRLP.

“No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note or Subsidiary Guarantee endorsed on the certificate evidencing any Note, or because of any indebtedness evidenced by any of the foregoing, shall be had against any past, present or future partner, shareholder, member, manager, employee, officer, agent or director, solely in their capacity as such, of the Operating Partnership, the Guarantor or, if CRLP shall have become a party to this Indenture as contemplated by Section 1018, CRLP or of any of the Operating Partnership’s, the Guarantor’s or, if CRLP shall have become a party to this Indenture as contemplated by Section 1018, CRLP’s respective predecessors or successors, either directly or through the Operating Partnership, the Guarantor or, if CRLP shall have become a party to this Indenture as contemplated by Section 1018, CRLP, as applicable, or any such predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders and as part of the consideration for the issue of the Notes; provided, however, that the forgoing provisions of this paragraph and any corresponding or similar provisions contained in the certificate evidencing any Note or in the Subsidiary Guarantee, if any, endorsed on the certificate evidencing any Note shall not be applicable to, or limit recourse under or upon, any obligation, covenant or agreement of the Operating Partnership set forth in this Indenture or in any Notes, any obligation, covenant or agreement of the Guarantor set forth in this Indenture or any obligation, covenant or agreement of CRLP set forth in this Indenture or any Subsidiary Guarantees endorsed on the certificates evidencing any Notes, or in each case because of any indebtedness evidenced by any of the foregoing.”

Section 4.08. Amendment to Section 203 of the Original Indenture. The second paragraph of Section 203 of the Original Indenture is hereby amended, solely insofar as relates to the Notes, by replacing the word “Guarantee” appearing in such paragraph with the words “Subsidiary Guarantee”; the third paragraph of Section 203 of the Original Indenture is hereby amended, solely insofar as relates to the Notes, by adding “, CRLP” immediately after the words “the Guarantor” in each instance that the words “the Guarantor” appear in such paragraph; and Section 203 of the Original Indenture is hereby further amended, solely insofar as relates to the Notes, by adding the following sentence to appear immediately after the last sentence of such Section 203: “Notwithstanding the foregoing, the provisions of this Section 203 shall not be applicable to CRLP unless CRLP shall have entered into a Subsidiary Guarantee Supplemental Indenture as contemplated by Section 1018.”

Section 4.09. Amendment to Section 401 of the Original Indenture. Section 401 of the Original Indenture is hereby amended, but only insofar as it relates to the Notes, by (1) deleting the word “Guarantees” appearing in fifth line of the first paragraph thereof and replacing such deleted word with “Subsidiary Guarantees” and (2) deleting the last paragraph of such Section 401 and replacing such paragraph with the following paragraph:

“In the event that the Operating Partnership effects satisfaction and discharge with respect to the Notes in accordance with the foregoing provisions of this Section 401, CRLP shall be released from its Subsidiary Guarantees, if any, of the Notes and its other obligations, if any, under this Indenture with respect to the Notes, except that, anything in this Indenture to the contrary notwithstanding, CRLP’s obligations under this Section 401, Sections 403 and 404 and the first sentence of the third paragraph of Section 1701 shall survive such satisfaction and discharge and remain in full force and effect.”

Section 4.10. Amendment to Section 402(2). Section 402(2) of the Original Indenture is hereby amended and restated, but only insofar as relates to the Notes, to read in full as follows:

“(2)	Upon the Operating Partnership’s exercise of the above option applicable to this Section 402(2) with respect to the Outstanding Notes, the Operating Partnership, the Guarantor and, if CRLP shall have become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture as contemplated by Section 1018, CRLP shall, except as provided below, be deemed to have been discharged from any and all of their respective obligations with respect to the Outstanding Notes and, in the case of CRLP, any Subsidiary Guarantees thereof on the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “legal defeasance”). For this purpose, such legal defeasance means that the Operating Partnership shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of the Sections of this Indenture referred to in subclauses (i) through (iv) of this clause (2), and the Operating Partnership, the Guarantor and, if applicable, CRLP shall be deemed to have satisfied all of their other respective obligations under such Notes, any Subsidiary Guarantees thereof and this Indenture insofar as such Notes and any such Subsidiary Guarantees are concerned (and the Trustee, at the expense of the Operating Partnership, shall execute proper instruments acknowledging the same), except for the following which shall, anything in this Indenture to the contrary notwithstanding, survive such legal defeasance and remain in full force and effect until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Notes to receive, solely (except as provided elsewhere in or pursuant to this Section 402) from the trust fund described in clause (4)(a) of this Section 402 and as more fully set forth in this Section 402 and Section 403, payments in respect of the principal of (and premium, if any) and interest on such Notes when such payments are due, (ii) the obligations of the Operating Partnership and the Trustee with respect to such Notes under Sections 304, 305, 306, 1002 and 1003, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 402, Sections 403 and 404 and the first sentence of the third paragraph of Section 1701. The Operating Partnership may exercise its option under this clause (2) of this Section 402 notwithstanding the prior exercise of its option under clause (3) of this Section 402 with respect to the Notes.”

Section 4.11. Amendment to Section 402(3). Section 402(3) of the Original Indenture is hereby amended and restated, but only insofar as relates to the Notes, to read in full as follows:

“(3)	Upon the Operating Partnership’s exercise of the above option applicable to this clause (3) of this Section 402 with respect to the Outstanding Notes, the Operating Partnership and the Guarantor shall be released from their respective obligations under clause (ii) of Section 1005, Sections 1006 and 1007, Sections 1011 through 1016, inclusive, clause (ii) of Section 1017 and Section 1018, and, if CRLP shall have become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture as contemplated by Section 1018, CRLP shall be released, except as provided below, from its obligations under its Subsidiary Guarantees, if any, of such Notes and, solely insofar as relates to such Notes, from all of its other obligations, if any, under this Indenture, in each case on and after the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “covenant defeasance”), and such Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant or, in the case of CRLP and except as provided below, with respect to any such Subsidiary Guarantees of such Notes or any other obligations of CRLP under this Indenture with respect to such Notes, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Notes, and any Subsidiary Guarantees, if any, thereof, each of the Operating Partnership and the Guarantor and, if applicable and except as provided below, CRLP may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section, or, in the case of CRLP and except as provided below, any Subsidiary Guarantee of the Notes or any of CRLP’s other obligations, if any, under this Indenture with respect to the Notes, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section, or, in the case of CRLP and except as provided below, to any such Subsidiary Guarantee or such other obligations of CRLP under this Indenture with respect to the Notes, or by reason of reference in any such Section, or, in the case of CRLP and except as provided below, in any such Subsidiary Guarantee or any other provision of this Indenture applicable (insofar as concerns the Notes) to CRLP, to any other provision herein or in any other document, and such omission to comply shall not constitute a default or an Event of Default under Section 501(3) or, in the case of any Subsidiary Guarantee of the Notes and except as provided below, Section 501(5) or otherwise, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby; provided, however, that, anything in this Indenture to the contrary notwithstanding, CRLP’s obligations under this Section 402, Sections 403 and 404 and the first sentence of the third paragraph of Section 1701 shall survive any such covenant defeasance and remain in full force and effect.”

Section 4.12. Amendment to Section 402(4). Section 402(4) of the Original Indenture is hereby amended, but only insofar as relates to the Notes, as follows:

(1)	by amending and restating Section 402(4)(c) to read in full as follows:

“(c)	No Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, and, solely in the case of legal defeasance under clause (2) of this Section 402, no Event of Default with respect to the Notes under clause (6) or (7) of Section 501 or event which with notice or lapse of time or both would become an Event of Default with respect to the Notes under clause (6) or (7) of Section 501 shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to legal defeasance under clause (2) of this Section 402 shall not be deemed satisfied until the expiration of such period); provided that, solely for the purpose of determining whether the condition to legal defeasance of the Notes set forth in this clause (c) shall have been satisfied, any Event of Default with respect to CRLP under clause (6) or (7) of Section 501 or any event with respect to CRLP which with notice or lapse of time or both would become an Event of Default under clause (6) or (7) of Section 501 shall be disregarded unless either (x) CRLP is a Significant Subsidiary or (y) CRLP guarantees or is required to guarantee the Notes pursuant to Section 1018 at any time during such 91 day period.”;

(2)	by amending and restating the paragraph immediately following Section 402(4)(g) to read in full as follows:

“The Operating Partnership shall (or, in the case of legal defeasance or covenant defeasance in respect of any Notes that are guaranteed by CRLP pursuant to this Indenture, the Operating Partnership and CRLP shall, jointly and severally) pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 402 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Notes.”; and

(3)	by amending and restating the last paragraph of Section 402(4) to read in full as follows:

“In the event that the Operating Partnership effects legal defeasance or covenant defeasance with respect to the Notes, CRLP shall be released from its Subsidiary Guarantees, if any, of the Notes, and all of its other obligations under this Indenture with respect to the Notes, except that, anything in this Indenture to the contrary notwithstanding, CRLP’s obligations under this Section 402, Sections 403 and 404 and the first sentence of the third paragraph of Section 1701 shall survive such legal defeasance or covenant defeasance, as the case may be, and remain in full force and effect.”

Section 4.13. Amendment to Section 5.01 of the Original Indenture. Section 501 of the Original Indenture is hereby amended and restated, but only insofar as relates to the Notes, to read in full as follows:

“Section	501. Events of Default

“Event of Default,” wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

“(1)	default in the payment of any interest on any of the Notes when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

“(2)	default in the payment of any principal of, or premium, if any, on any of the Notes when due (whether at Maturity or otherwise); or

“(3)

default in the performance or breach of any covenant or warranty of the Operating Partnership or the Guarantor or, subject to the proviso set forth below in this clause (3), CRLP in this Indenture (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 501 or a covenant or warranty which has expressly been included in this Indenture, whether or not by means of a supplemental indenture, solely for the benefit of one or more series of Securities other than the Notes) or in any of the Notes or in any Subsidiary Guarantee of CRLP endorsed on the certificates evidencing any of the Notes, and continuance of such default or breach (without such default or breach having been waived in accordance with the provisions of this Indenture) for a period of 60 days after there has been given, by registered or certified mail, to the Operating Partnership by the Trustee or to the Operating Partnership and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder (provided that insofar (and solely insofar) as the foregoing provisions of this clause (3) relate to any such default or breach by CRLP, (a) such provisions (solely insofar as they relate to CRLP) shall be applicable only at such times, if any, as CRLP is required, pursuant to this Indenture, to guarantee the Notes and (b) any such default or breach by CRLP that occurs at any time while it is required, pursuant to this Indenture, to guarantee the Notes (and any Event of Default with respect to the Notes resulting from such default or breach by CRLP) will be deemed to have been cured at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of this Indenture, from its obligation to guarantee the Notes); or

“(4)	default under any bond, note, debenture, mortgage, indenture or other instrument under which there may be issued or outstanding or by which there may be secured or evidenced any indebtedness for money borrowed by the Operating Partnership or CRLP (or by any of their respective Subsidiaries, the repayment of which the Operating Partnership or CRLP has guaranteed or for which the Operating Partnership or CRLP is directly responsible or liable as obligor or guarantor) (in each case including a default with respect to any Outstanding Securities of any other series), whether such indebtedness exists on the date of this Indenture or shall be created, assumed or incurred thereafter, which results in such indebtedness being declared or otherwise becoming due and payable prior to the date on which it would otherwise have become due and payable, or which constitutes a failure to pay when due (after expiration of any applicable grace period) such indebtedness, in an aggregate principal amount in excess of $50,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after there has been given, by registered or certified mail, to the Operating Partnership by the Trustee or to the Operating Partnership and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes written notice specifying such default and requiring the Operating Partnership to cause such indebtedness to be discharged or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder (provided that, insofar (and solely insofar) as the foregoing provisions of this clause (4) relate to indebtedness for money borrowed or guaranteed by CRLP or for whose repayment CRLP is directly responsible or liable as obligor or guarantor (a) such provisions (solely insofar as they relate to CRLP) shall be applicable only at such times, if any, as CRLP is required, pursuant to this Indenture, to guarantee the Notes and (b) any such acceleration of or failure to pay any such indebtedness for money borrowed or guaranteed by CRLP or for whose repayment CRLP is directly responsible or liable as obligor or guarantor that occurs at any time while CRLP is required, pursuant to this Indenture, to guarantee the Notes will be deemed (solely insofar as relates to CRLP) to have been cured or rescinded, as the case may be (and any Event of Default with respect to the Notes resulting therefrom will be deemed (solely insofar as relates to CRLP) to have been cured) at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of this Indenture, from its obligations to guarantee the Notes); or

“(5)	if at any time while CRLP is required, pursuant to this Indenture, to guarantee the Notes, CRLP’s Subsidiary Guarantee of any of the Notes ceases for any reason to be in full force and effect (except as contemplated by the terms of this Indenture) or is held in any judicial proceeding before any court of competent jurisdiction to be unenforceable, or the obligations of CRLP under its Subsidiary Guarantee of any of the Notes is denied or disaffirmed in writing by CRLP or any Person acting on behalf of CRLP (provided that any event of the nature set forth in this clause (5) that occurs with respect to the Notes at any time while CRLP is required, pursuant to this Indenture, to guarantee the Notes (and any Event of Default with respect to the Notes resulting from any such event) will be deemed to have been cured at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of this Indenture, from its obligations to guarantee the Notes); or

“(6)	the Operating Partnership or any of its Significant Subsidiaries (including, without limitation, CRLP if it is a Significant Subsidiary of the Operating Partnership, whether or not CRLP is required to guarantee the Notes), or, at any time while CRLP is required, pursuant to this Indenture, to guarantee the Notes, CRLP (whether or not CRLP is a Significant Subsidiary of the Operating Partnership), pursuant to or under or within the meaning of any applicable Bankruptcy Law:

“(i)	commences a voluntary case or proceeding, or

“(ii)	consents to the entry of an order for relief against it in an involuntary case or proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it; or

“(iii)	consents to the appointment of a receiver, trustee, assignee, liquidator, custodian or other similar official under any Bankruptcy Law of it or for all or substantially of its property; or

“(iv)	makes a general assignment for the benefit of creditors;

“provided that any such events with respect to CRLP or its property that occur at any time while CRLP is required, pursuant to this Indenture, to guarantee the Notes (and any Event of Default with respect to the Notes resulting from any such events with respect to CRLP or its property) will, so long as CRLP is not a Significant Subsidiary of the Operating Partnership, be deemed to have been cured at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of this Indenture, from its obligations to guarantee the Notes; or

“(7)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

“(i)	is for relief against the Operating Partnership or any of its Significant Subsidiaries (including, without limitation, CRLP if it is a Significant Subsidiary of the Operating Partnership, whether or not CRLP is required to guarantee the Notes) or, at any time while CRLP is required, pursuant to this Indenture, to guarantee the Notes, CRLP (whether or not CRLP is a Significant Subsidiary of the Operating Partnership) in an involuntary case; or

“(ii)	appoints a receiver, trustee, assignee, liquidator, custodian or other similar official under any Bankruptcy Law of the Operating Partnership or any of its Significant Subsidiaries (including, without limitation, CRLP if it is a Significant Subsidiary of the Operating Partnership, whether or not CRLP is required to guarantee the Notes) or, at any time while CRLP is required, pursuant to this Indenture, to guarantee the Notes, CRLP (whether or not

CRLP is a Significant Subsidiary of the Operating Partnership), or appoints a receiver, trustee, assignee, liquidator, custodian or other similar official under any Bankruptcy Law for all or substantially all of the property of the Operating Partnership or any of its Significant Subsidiaries (including, without limitation, CRLP if it is a Significant Subsidiary of the Operating Partnership, whether or not CRLP is required to guarantee the Notes) or, at any time while CRLP is required, pursuant to this Indenture, to guarantee the Notes, CRLP (whether or not CRLP is a Significant Subsidiary of the Operating Partnership); or

“(iii)	orders the liquidation of the Operating Partnership or any of its Significant Subsidiaries (including, without limitation, CRLP if it is a Significant Subsidiary of the Operating Partnership, whether or not CRLP is required to guarantee the Notes) or, at any time while CRLP is required, pursuant to this Indenture, to guarantee the Notes, CRLP (whether or not CRLP is a Significant Subsidiary of the Operating Partnership),

“and, in each case in this clause (7), the order or decree remains unstayed and in effect for 90 calendar days; provided that any such events with respect to CRLP or its property that occur at any time while CRLP is required, pursuant to this Indenture, to guarantee the Notes (and any Event of Default with respect to the Notes resulting from any such events with respect to CRLP or its property) will, so long as CRLP is not a Significant Subsidiary of the Operating Partnership, be deemed to have been cured at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of this Indenture, from its obligations to guarantee the Notes.”

Section 4.14. Amendments to Sections 502, 503, 504, 505 and 512 of the Original Indenture. Clause (1) of the second paragraph of Section 502 of the Original Indenture and Sections 503, 504, 505 and 512 of the Original Indenture are hereby amended, but only insofar as relates to the Notes, by deleting the references therein to “the Guarantor” and “Guarantees” and replacing such deleted text with “CRLP” and “Subsidiary Guarantees,” respectively¸ in each instance that the words “the Guarantor” and “Guarantees”, respectively, appear in such clause (1) and in such Sections.

Section 4.15. Amendment to Section 509 of the Original Indenture. Section 509 of the Original Indenture is hereby amended, but solely insofar as relates to the Notes, by adding “CRLP,” immediately after “the Guarantor,” in such Section 509.

Section 4.16. Amendment to Section 513 of the Original Indenture. Section 513 of the Original Indenture is hereby amended, but only insofar as relates to the Notes, by deleting the reference therein to “Guarantee” and replacing such deleted text with “Subsidiary Guarantee”.

Section 4.17. Amendment to Section 514 of the Original Indenture. Section 514 of the Original Indenture is hereby amended and restated, but solely insofar as relates to the Notes, to read in full as follows:

“Each of the Operating Partnership, the Guarantor and, if CRLP shall have become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture, CRLP covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or any other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Operating Partnership from paying all or any portion of the principal of, or premium, if any, or interest on any Notes as contemplated herein and therein, or which would prohibit or forgive CRLP from paying all or any amounts due under any of its Subsidiary Guarantees of any Notes, or which may affect the covenants or the performance of this Indenture or the Notes or any Subsidiary Guarantees thereof; and each of the Operating Partnership, the Guarantor and, if CRLP shall have become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture, CRLP (to the extent that it may lawfully do so) expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.”

Section 4.18. Amendment to Section 602 of the Original Indenture.

(1) Section 602(1) of the Original Indenture is hereby amended and restated, but only insofar as relates to the Notes, to read in full as follows:

“(1) any request or direction of the Operating Partnership, the Guarantor or, if applicable, CRLP mentioned herein shall be sufficiently evidenced by an Operating Partnership Request or an Operating Partnership Order, in the case of a request or direction of the Operating Partnership or CRLP (in each case other than delivery of any Note to the Trustee for authentication and delivery pursuant to Section 303, which shall be sufficiently evidenced as provided therein) or by a Guarantor Request or Guarantor Order, in the case of a request or direction of the Guarantor, and any resolution of any Board of Directors of the Operating Partnership, the Guarantor or CRLP may be sufficiently evidenced by a Board Resolution of the Operating Partnership, the Guarantor or CRLP, as the case may be;”.

Section 602(5) of the Original Indenture is hereby amended, but only insofar as relates to the Notes, by adding the text “and, if CRLP is a guarantor of the Notes at the time, CRLP” immediately after the text “the Guarantor” in the last line of such Section 602(5).

Section 4.19. Amendment to Section 603 of the Original Indenture. Section 603 of the Original Indenture is hereby amended, but only insofar as relates to the Notes, (a) by deleting the reference therein to “Guarantee” and replacing such deleted text with “Subsidiary Guarantee” and (b) by deleting the reference therein to “Section 501(4)” and replacing such deleted text with “Section 501(3)”.

Section 4.20. Amendment to Section 604 of the Original Indenture. Section 604 of the Original Indenture is hereby amended, but only insofar as relates to the Notes, (a) by deleting the references therein to “Guarantees” each time it appears in such Section 604 and replacing such deleted text with “Subsidiary Guarantees” and (b) by adding the text “or CRLP” in the fourth line thereof immediately after the word “Guarantor”.

Section 4.21. Amendment to Sections 605 and 607 of the Original Indenture. Section 605 of the Original Indenture is hereby amended, but only insofar as relates to the Notes, by adding the text “or CRLP” after the text “the Guarantor” in the second line thereof and by adding the text “and CRLP” after the text “the Guarantor” in the penultimate line thereof.

Section 607 of the Original Indenture is hereby amended, but solely insofar as relates to the Notes, by (a) deleting the reference therein to “Guarantees” and replacing such deleted text with “Subsidiary Guarantees” and (b) deleting the reference therein to “Section 501(7) or (8)” appearing in the third paragraph thereof and replacing such deleted text with “Section 501(6) or (7)”.

Section 4.22. Amendment to the Title of Article Seven and Amendment to Section 702(2) of the Original Indenture. The title of Article Seven of the Original Indenture is hereby amended, but only insofar as relates to the Notes, by deleting the text “AND GUARANTOR” and replacing such deleted text with “, GUARANTOR AND, IF APPLICABLE, CRLP”. Section 702(2) of the Original Indenture is hereby amended, but only insofar as relates to the Notes, by adding the text “, CRLP (if it shall become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture as contemplated by Section 1018 and shall not have been released, in accordance with the applicable provisions of this Indenture, from its obligations under this Indenture with respect to the Notes)” immediately after the text “the Guarantor” in the second line thereof and by adding the text “CRLP (if it shall have become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture as contemplated by Section 1018 and shall not have been released, in accordance with the applicable provisions of this Indenture, from its obligations under this Indenture with respect to the Notes),” immediately after the text “the Guarantor” in the third line thereof.

Section 4.23. Amendment to Section 704 of the Original Indenture. Section 704 of the Original Indenture is hereby amended, but only insofar as relates to the Notes:

(1)	by amending and restating the title of such Section to read in full as follows: “Reports by the Operating Partnership, the Guarantor and, if applicable, CRLP”;

(2)	by amending and restating all of the text appearing prior to clause (1) of such Section 704 to read in full as follows: “Each of the Operating Partnership, the Guarantor and, subject to the last sentence of this Section 704, CRLP, pursuant to Section 314(a) of the Trust Indenture Act, shall:”;

(3)	by deleting all references in clauses (1), (2) and (3) of such Section 704 to “the Guarantor” and replacing such deleted text with “the Guarantor or CRLP”; and

(4)	by adding the following sentence immediately after clause (3) of such Section 704: “Notwithstanding the foregoing provisions of this Section 704, CRLP shall only be required to comply with its obligations under this Section 704 at such times as it is required to guarantee the Notes pursuant to this Indenture and, if CRLP shall have entered into a Subsidiary Guarantee Supplemental Indenture, at such other times, if any, as may be required pursuant to Section 314(a) of the Trust Indenture Act.”

Section 4.24. Amendment to Section 801 of the Original Indenture. Section 801 of the Original Indenture is hereby amended, but only insofar as relates to the Notes:

(1)	by adding the following text following the semi-colon at the end of clause (1) of Section 801:

“in addition, in the case of any such consolidation, merger, sale, lease, assignment, transfer or other conveyance involving the Operating Partnership, if at the time of such transaction CRLP is required, pursuant to this Indenture, to guarantee the Notes, CRLP shall also execute and deliver such supplemental indenture and, in such supplemental indenture, shall expressly agree that its obligations under its Subsidiary Guarantees of the Notes and all of its other obligations under this Indenture with respect to the Notes and its Subsidiary Guarantees, if any, endorsed on the certificates evidencing any Notes shall remain in full force and effect notwithstanding such transaction;”

(2)	by adding “(unless such Subsidiary is CRLP and CRLP is at the time of such transaction required pursuant to this Indenture to guarantee the Notes, in which case such transaction must also comply with the provisions set forth in clause (3) of the immediately preceding paragraph)” immediately before the word “neither” in the last paragraph of Section 801.

Section 4.25. Amendment to Article Nine of the Original Indenture. Article Nine of the Original Indenture is hereby amended and restated, but only insofar as relates to the Notes, to read in full as follows:

“ARTICLE NINE

“SUPPLEMENTAL INDENTURES

“Section 901. Supplemental Indentures Without Consent of Holders.

“Without the consent of any Holders of the Notes or the Holders of any other Securities or Coupons, the Operating Partnership (when authorized by or pursuant to a Board Resolution), the Guarantor (when authorized by or pursuant to a Board Resolution), the Trustee (provided, however, that the Trustee may, but need not be a party to any Subsidiary Guarantee Supplemental Indenture adding CRLP as a party to this Indenture) and, if CRLP either is required to become a party to this Indenture pursuant to Section 1018 or shall have become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture as contemplated by Section 1018 and shall not have been released, in accordance with the applicable provisions of this Indenture, from its obligations under this Indenture with respect to the Notes, CRLP (when authorized pursuant to a Board Resolution), at any time and from time to time, may enter into one or more indentures supplemental hereto to amend or modify (but solely insofar as relates to the Notes) the provisions of this Indenture or the Notes or any of CRLP’s Subsidiary Guarantees of the Notes for any of the following purposes:

“(1)	to evidence the succession of another Person to the Operating Partnership, the Guarantor or, if applicable, CRLP, as the case may be, and the assumption by any such successor of the covenants of the Operating Partnership, the Guarantor or, if applicable, CRLP, as the case may be, in this Indenture and, in the case of a successor to the Operating Partnership, the Notes and, in the case of a successor to CRLP, its Subsidiary Guarantees, if any, endorsed on the Notes; and, if any such successor to the Operating Partnership or, if applicable, CRLP is not a limited partnership or any such successor to the Guarantor is not a corporation, to make such changes in phraseology but not substance (provided that no such change shall adversely affect the interests of the Holders of any Notes then Outstanding) as may be necessary or appropriate to accommodate such change in type of entity; or

“(2)	to add to the covenants of the Operating Partnership or the Guarantor or CRLP for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Operating Partnership or the Guarantor or CRLP by this Indenture with respect to the Notes; or

“(3)	to add any additional Events of Default with respect to the Notes, provided, however, that in respect of any such additional Events of Default, any such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may limit the right of Holders of a majority in aggregate principal amount of Outstanding Notes to waive such default; or

“(4)	to establish the form or terms of the Notes and any Subsidiary Guarantees thereof by CRLP and any deletions from or additions or changes to this Indenture in connection therewith, including, without limitation, deletions from or additions or changes to Section 902 (provided that any such deletions, additions and changes shall not be applicable to any other series of Securities then Outstanding); or

“(5)	to evidence and provide for the acceptance of the appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 610; or

“(6)	to cure (but solely with respect to the Notes) any ambiguity or to correct or supplement (but solely with respect to the Notes) any provision in this Indenture which may be defective or which may be inconsistent with any other provision of this Indenture, or to make (but solely with respect to the Notes) any other provisions with respect to matters or questions arising under this Indenture that shall not be inconsistent with this Indenture, provided that, in each case, such action shall not adversely affect the interests of the Holders of any Notes Outstanding under this Indenture in any material respect; or

“(7)	to make any change necessary to comply with the Trust Indenture Act; or

“(8)	to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the legal defeasance, covenant defeasance or satisfaction and discharge of the Notes pursuant to Article Four, provided that any such action shall not adversely affect the interests of the Holders of the Securities of any series (including, without limitation, the Notes) or Coupon in any material respect; or

“(9)	to secure the Notes or to add guarantees or additional guarantees or one or more guarantors or additional guarantors (which may include, without limitation, any Subsidiaries of the Operating Partnership) with respect to the Notes and, in the case of any such guarantees or guarantors, to establish the form and terms of such guarantees and to make such changes (but solely with respect to the Notes) to this Indenture and/or the guarantees endorsed on the Notes to provide that any such additional guarantees shall be joint and several with any existing or future guarantees of the Notes, to add Events of Default relating to such guarantors or guarantees, to add any covenants relating to such guarantors and (except in the case of the Subsidiary Guarantees, if any, of CRLP, which shall be governed by the terms of Section 1018 and Article Seventeen of this Indenture) to provide for the circumstances under which such guarantors shall be released from their respective obligations under such guarantees and this Indenture; or

“(10)	without limitation to the provisions of clause (9) of this Section 901, to add CRLP as a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture, to provide for CRLP’s Subsidiary Guarantee of the Notes and to endorse CRLP’s Subsidiary Guarantee on the certificates evidencing all or any of the Notes as contemplated by and in accordance with the provisions of Section 1018 and Article Seventeen of this Indenture and, if applicable, to evidence the release of CRLP from its Subsidiary Guarantees, if any, of the Notes and (solely insofar as relates to the Notes) from its other obligations under this Indenture as contemplated by and in accordance with the provisions of Section 1018 of this Indenture; or

“(11)	to amend or supplement (but solely with respect to the Notes) any provision contained in this Indenture or in any supplemental indenture or in the Notes or any Subsidiary Guarantees of CRLP endorsed on the certificates evidencing any Notes, including, without limitation, to eliminate (but solely with respect to the Notes) any such provision, provided that such amendment or supplement does not apply to any Outstanding Notes (or to any Subsidiary Guarantee of CRLP endorsed on the certificates evidencing any Outstanding Notes) issued prior to the date of the supplemental indenture effecting such amendment or supplement, as the case may be, and entitled to the benefits of such provision; or

“(12)	to conform the terms of this Indenture (solely insofar as it applies to the Notes), or the terms of the Notes or CRLP’s Subsidiary Guarantees, if any, of the Notes, as applicable, to the description thereof contained in any prospectus, prospectus supplement or similar offering document used in connection with the initial offering and sale of the Notes to investors in a public offering, as evidenced by an Officer’s Certificate of the Operating Partnership delivered to the Trustee.

“Section 902. Supplemental Indentures with Consent of Holders.

“With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Operating Partnership and the Trustee, the Operating Partnership (when authorized by or pursuant to a Board Resolution), the Guarantor (when authorized by or pursuant to a Board Resolution), the Trustee and, if CRLP shall have become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture as contemplated by Section 1018 and shall not have been released, in accordance with the applicable provisions of this Indenture, from its obligations under this Indenture with respect to the Notes, CRLP (when authorized pursuant to a Board Resolution) may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating (but solely insofar as relates to the Notes) any of the provisions of this Indenture or of the Notes or any Subsidiary Guarantees of the Notes or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, that no such supplemental indenture, without the consent of the Holder of each Outstanding Note, shall:

“(1)	change the Stated Maturity of any principal of, or premium, if any, or any installment of interest on, any Note or reduce the principal amount of or any premium, if any, on any Note or reduce the rate of interest on any Note (or modify the calculation of interest on any Note except in a manner that increases such rate of interest), or reduce the amount payable upon redemption of any Note at the option of the Operating Partnership, or reduce the amount or change the time for payment of any amount payable under any Subsidiary Guarantee of any Notes by CRLP, or change the Place of Payment where or the Currency in which the principal of, or any premium or interest on, any Note or any amount payable pursuant to any Subsidiary Guarantee of any Notes by CRLP is payable, or impair any Holder’s right to institute suit for the enforcement of any payment due on any Notes or pursuant to any Subsidiary Guarantees of the Notes on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or on or after any other date on which any such principal, premium, if any, or interest shall become due and payable; or

“(2)	reduce the percentage in aggregate principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in Section 513 or Section 1008 of this Indenture, or reduce (solely insofar as relates to the Notes) the requirements of Section 1504 for quorum or voting or modify (solely insofar as relates to the Notes) any of the provisions of this Section, Section 513 or Section 1008 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived (solely insofar as relates to the Notes) without the consent of the Holder of each Outstanding Note.

“A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included solely for the benefit of the Notes, or which modifies the rights of the Holders of Notes with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

“Anything in this Indenture to the contrary notwithstanding, if more than one series of Securities is Outstanding, the Operating Partnership and the Guarantor shall be entitled to enter into a supplemental indenture under this Section 902 (together with any other parties that are required or permitted, pursuant to this Indenture, to be parties to such supplemental indenture) with respect to any one or more series of Outstanding Securities without entering into a supplemental indenture with respect to any other series of Outstanding Securities; and, without limitation to the foregoing but for purposes of clarity, it is understood and agreed that no consent from any Holders of the Notes shall be required for any amendment or supplement to this Indenture that relates solely to one or more series of Securities other than the Notes.

“It shall not be necessary for any Act of Holders of Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

“Section 903. Execution of Supplemental Indentures.

“As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in relying upon, an Officer’s Certificate of each of the Operating Partnership and the Guarantor and an Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid and binding obligation of, each of the Operating Partnership, the Guarantor, and, if either (a) CRLP shall have become a party to this Indenture pursuant to a supplemental indenture and shall not have been released, in accordance with the applicable provisions of this Indenture, from its obligations under this Indenture with respect to the Notes or (b) such supplemental indenture is a Subsidiary Guarantee Supplemental Indenture, CRLP, enforceable against the Operating Partnership, the Guarantor and, if applicable, CRLP in accordance with its terms, subject to customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

“Section 904. Effect of Supplemental Indentures.

“Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Note theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

“Section 905. Reference in Securities to Supplemental Indentures.

“Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation as to any matter provided for in such supplemental indenture. If the Operating Partnership shall so determine, new Notes and, if applicable, new Subsidiary Guarantees, if any, or guarantees of any Other Guarantors, if any, endorsed thereon, in each case so modified as to conform, in the opinion of the Trustee and the Operating Partnership, to any such supplemental indenture may be prepared by the Operating Partnership and executed (in the case of any such Notes) by the Operating Partnership and executed (in the case of any Subsidiary Guarantees or any other such guarantees endorsed on such Notes) by CRLP or the applicable Other Guarantors, if any, as the case may be, and such Notes may be authenticated and delivered by the Trustee, upon Operating Partnership Order, in exchange for Outstanding Notes.

“Section 906. Conformity with Trust Indenture Act.

“Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.”

Section 4.26. Amendment to Section 1002 of the Original Indenture. Section 1002 of the Original Indenture is hereby amended, but only insofar as relates to the Notes, by adding the text “and CRLP” immediately following the text “the Guarantor” in the first paragraph of such Section 1002 and by deleting the reference to “Guarantee” appearing in the second paragraph of such Section 1002 and replacing such deleted text with “Subsidiary Guarantee”.

Section 4.27. Amendments to Section 1003 of the Original Indenture. Section 1003 of the Original Indenture is hereby amended, but only insofar as relates to the Notes by:

(1)	deleting all references therein to “Guarantee” and “Guarantees” and replacing such deleted text with “Subsidiary Guarantee” and “Subsidiary Guarantees,” respectively;

(2)	adding the text “nor CRLP nor, so long as it is a limited partnership, any general partner of CRLP” immediately after the text “neither the Guarantor nor the General Partner” in the penultimate line of the first paragraph of such Section 1003;

(3)	adding the text “or CRLP” immediately after the text “or the Guarantor” in clause (2) of the third paragraph of such Section 1003; and

(4)	deleting the text “if such Security shall have been guaranteed by the Guarantor pursuant to this Indenture, the Guarantor” in the last paragraph of such Section 1003 and replacing such deleted text with “if such Security shall have been guaranteed by CRLP pursuant to this Indenture and CRLP shall not have been released, in accordance with the terms of this Indenture, from its obligations under its Subsidiary Guarantee of such Security, CRLP”.

Section 4.28. Amendment to Other Sections of Article Ten of the Original Indenture. Article Ten of the Original Indenture is hereby amended, but only insofar as relates to the Notes, by amending and restating Sections 1005 through 1009 thereof to read in full as follows (and the Table of Contents in the Original Indenture is amended to revise the titles of Sections 1005 and 1009 indicated below in such Table of Contents to conform to the titles set forth below):

“Section 1005. Existence of the Operating Partnership and the Guarantor.

“Except as permitted under Article Eight, (i) each of the Operating Partnership and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence (corporate, partnership or other, as the case may be) and (ii) the Operating Partnership shall do or cause to be done all things necessary to preserve and keep in full force and effect its rights (under its partnership agreement or other organizational documents, as the case may be, and its statutory rights), licenses and franchises; provided, however, that the Operating Partnership shall not be required to preserve any such right, license or franchise if the Board of Directors of the Operating Partnership determines that the preservation thereof is no longer desirable in the conduct of the business of the Operating Partnership.

“Section 1006. Maintenance of Properties.

“The Operating Partnership will cause all of its material properties and the material properties of each of its Subsidiaries that are used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof (and the Operating Partnership may take out of service for a period of time any of its or its Subsidiaries’ properties that have been condemned or suffered any loss due to casualty in order to make such repairs, betterments and improvements), all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, notwithstanding anything in this Indenture to the contrary, the Operating Partnership may (i) discontinue the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Operating Partnership, desirable in the conduct of its business or the business of any Subsidiary of the Operating Partnership and not disadvantageous in any material respect to the Holders of any Notes Outstanding under this Indenture, (ii) remove, or cause its Subsidiaries to remove, permanently any property that has been condemned or suffered a loss due to casualty based on the Operating Partnership’s reasonable judgment that such removal is in the best interest of the Operating Partnership or (iii) sell or otherwise dispose of, or cause its Subsidiaries to sell or otherwise dispose of, for value any of their respective properties in the ordinary course of business.

“Section 1007. Insurance.

“The Operating Partnership will, and will cause each of its Subsidiaries to, keep in force upon all of its insurable properties insurance policies carried with reputable companies in such amounts and covering such risks as is customary in the industry in which the Operating Partnership and its Subsidiaries do business in accordance with prevailing market conditions and availability.

“Section 1008. Waiver of Certain Covenants.

“Each of the Operating Partnership and the Guarantor and, if CRLP shall have become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture and shall not have been released, in accordance with the applicable provisions of this Indenture, from its obligations under this Indenture with respect to the Notes, CRLP may omit in any particular instance to comply with any term, provision or condition set forth in clause (ii) of Section 1005, Sections 1006 and 1007, Sections 1011 through 1016, inclusive, clause (ii) of Section 1017 and Section 1018, but in each case solely insofar as relates to the Notes and, if expressly provided pursuant to Section 301, any additional covenants applicable to the Notes if, before the time for such compliance, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Operating Partnership, the Guarantor and, if applicable, CRLP, as the case may be, and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

“Section 1009. Operating Partnership, Guarantor and, if applicable, CRLP Statement as to Compliance.

“Each of the Operating Partnership, the Guarantor and, subject to the proviso to this paragraph, CRLP shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officer’s Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Operating Partnership, the Guarantor or CRLP, as applicable, stating whether or not, to the best of his or her knowledge, the Operating Partnership, the Guarantor and CRLP, as applicable, are in compliance with all terms, conditions, covenants and other provisions of this Indenture, the Securities and, if applicable, any Subsidiary Guarantees (without regard to notice requirements or periods of grace) and if the Operating Partnership, the Guarantor or CRLP, as applicable, shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge; provided that the foregoing provisions of this paragraph, insofar as they relate to CRLP, shall only be applicable if either (i) CRLP shall have become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture and shall not have been released, in accordance with the applicable provisions of this Indenture, from all of its obligations under this Indenture with respect to the Notes or (ii) CRLP is required by the Trust Indenture Act to comply with such provisions.”

Section 4.29. Amendment to Section 1107 of the Original Indenture. The last sentence of Section 1107 of the Original Indenture is hereby amended, but solely insofar as relates to the Notes, by replacing the words “Guarantee” and “the Guarantor” each time such words appear in that sentence with “Subsidiary Guarantee” and “CRLP,” respectively.

Section 4.30. Amendment to Section 1503 of the Original Indenture. The last sentence of Section 1503 of the Original Indenture is hereby amended, but solely insofar as relates to the Notes, by replacing the words “the Guarantor” each time such words appear in that sentence with the text “CRLP”.

Section 4.31. Amendment to Section 1504 of the Original Indenture. The last paragraph of Section 1504 of the Original Indenture is hereby amended, but solely insofar as relates to the Notes, by replacing the word “Guarantees” appearing in that paragraph with the words “Subsidiary Guarantees”.

Section 4.32. Article Seventeen. The Original Indenture is hereby amended and supplemented, but only insofar as relates to the Notes, by adding the following new Article Seventeen to appear immediately after Article Sixteen of the Original Indenture and to read in full as follows (and the Table of Contents in the Original Indenture is amended, solely insofar as relates to the Notes, to insert the section numbers and titles of the sections of Article Seventeen in appropriate sequence in such Table of Contents):

“ARTICLE SEVENTEEN

“SUBSIDIARY GUARANTEE

“Section 1701. Subsidiary Guarantee.

“The provisions of this Article Seventeen shall not become effective until such time as CRLP shall have entered into a Subsidiary Guarantee Supplemental Indenture as contemplated by Section 1018. By its execution of any such Subsidiary Guarantee Supplemental Indenture, CRLP will be deemed to have acknowledged and agreed that it receives substantial benefits from the Operating Partnership and the Guarantor and that CRLP is providing its Subsidiary Guarantees for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article Seventeen, CRLP hereby fully and unconditionally guarantees to each Holder of Notes that are authenticated by the Trustee and delivered by the Trustee or the Operating Partnership that: (i) the principal of, and premium, if any, and interest on, the Notes shall be duly and punctually paid in full when due, whether at Stated Maturity, upon acceleration, upon redemption or otherwise; (ii) to the extent permitted by applicable law, interest on overdue principal of, and overdue premium, if any, and interest on, the Notes shall be duly and punctually paid in full when due; and (iii) all other obligations of the Operating Partnership to the Holders of Notes and (solely insofar as it relates to the Notes) to the Trustee hereunder and under the Notes (including, without limitation, obligations to pay fees, expenses and other charges) shall be duly and punctually paid in full when due or duly and punctually performed, as the case may be, all in accordance with the terms hereof and thereof, and, in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be duly and punctually paid in full when due, whether at the Stated Maturity, by acceleration, call for redemption or otherwise, or duly and punctually performed, as the case may be, in accordance with the terms of the extension or renewal, subject, however, in each case referred to above in this paragraph, to the limitations set forth in Section 1703 hereof (collectively, the “Subsidiary Guarantee Obligations”).

“Subject to the provisions of this Article Seventeen, CRLP hereby agrees, to the extent permitted by applicable law, that its Subsidiary Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or of this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any thereof, the entry of any judgment against the Operating Partnership, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of CRLP. CRLP hereby waives and relinquishes, to the extent permitted by applicable law: (a) any right to require the Trustee, the Holders of Notes or the Operating Partnership (each, a “Subsidiary Guarantee Benefited Party”) to proceed against the Operating Partnership or any other Person or to proceed against or exhaust any security held by a Subsidiary Guarantee Benefited Party at any time or to pursue any other remedy in any Subsidiary Guarantee Benefited Party’s power before proceeding against CRLP; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Subsidiary Guarantee Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) diligence, presentment, the filing of claims with any court in the event of a merger, consolidation, bankruptcy, insolvency or dissolution of the Operating Partnership, any right to require a proceeding first against the Operating Partnership and any demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of CRLP, the Operating Partnership, any other Subsidiary Guarantee Benefited Party or any creditor of CRLP or the Operating Partnership or on the part of any other Person in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Subsidiary Guarantee Benefited Party, including but not limited to an election to proceed against CRLP for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Subsidiary Guarantee Benefited Party’s election of the application of Section 1111(b)(2) (or any successor provision thereto) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 (or any successor provision thereto) of the Bankruptcy Code. CRLP hereby covenants, to the extent permitted by applicable law, that the Subsidiary Guarantee of the Notes shall not be discharged except (x) by payment and performance in full of all Subsidiary Guarantee Obligations, including the payment in full of the principal of, and premium, if any, and interest on, the Notes and all other costs and expenses provided for under this Indenture or (y) as provided in Section 1018(C) or Article Four of this Indenture (subject to survival of certain obligations of CRLP as provided in Section 1018(C), Article Four and the next succeeding paragraph).

“If any Holder of Notes or the Trustee is required by any court or otherwise to return to either the Operating Partnership or CRLP, or any trustee or similar official acting in relation to either the Operating Partnership or CRLP, any amount paid by the Operating Partnership (at any time while a Subsidiary Guarantee was in effect with respect to the Notes), or any amount paid by CRLP, to the Trustee or such Holder in respect of the Notes, the Subsidiary Guarantee of the Notes, to the extent theretofore discharged or released, shall, to the extent permitted by applicable law, be reinstated in full force and effect, it being understood and agreed that, anything in this Indenture to the contrary notwithstanding, the provisions of this sentence shall survive any release, pursuant to Section 401 or 402 or clause (iv) of the last paragraph of Section 1018(C), of CRLP’s Subsidiary Guarantees of the Notes and of CRLP from its other obligations under this Indenture with respect to the Notes and remain in full force and effect. CRLP agrees, to the extent permitted by applicable law, that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any Subsidiary Guarantee Obligations until payment in full and performance of all such Subsidiary Guarantee Obligations. CRLP agrees, to the extent permitted by applicable law, that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Subsidiary Guarantee Obligations, and (y) in the event of any acceleration of any such obligations as provided in Article Five hereof, the Subsidiary Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by CRLP for the purpose of the Subsidiary Guarantee.

“Section 1702. Execution and Delivery of Notation of Subsidiary Guarantee.

“To evidence the Subsidiary Guarantee set forth in Section 1701 hereof with respect to the Notes, CRLP agrees that a Subsidiary Guarantee may be endorsed on the certificates evidencing any Note that has been or is authenticated and delivered by the Trustee, which Subsidiary Guarantee shall be executed on behalf of CRLP by its Chairman, its Chief Executive Officer, its President, its Chief Financial Officer or one of its Vice Presidents and by its Treasurer, one of its Assistant Treasurers, its Secretary or one of its Assistant Secretaries (which signatures may be manual or facsimile) and further agrees that the form and terms of such Subsidiary Guarantee shall be those established by the Second Supplemental Indenture. Any Subsidiary Guarantee endorsed on the certificate evidencing any Note shall be in addition to, and shall in no way limit, the Subsidiary Guarantee of the Notes pursuant to this Article Seventeen. If CRLP shall become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture as contemplated by Section 1018, then, if any Notes Outstanding at such time are evidenced by one or more Global Securities, the Operating Partnership and CRLP shall use commercially reasonable efforts to cause the applicable Depository (or its custodian or nominee) to exchange such Global Securities for Global Securities evidencing a like aggregate principal amount of Notes with Subsidiary Guarantees endorsed on such Global Securities; provided, however, that no failure to effect any such exchange shall constitute a default or Event of Default with respect to the Notes hereunder.

“Subsidiary Guarantees endorsed on the certificates evidencing any Note bearing the manual or facsimile signatures of individuals who were at the time the proper officers of CRLP shall, to the fullest extent permitted by law, bind CRLP, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Note or did not hold such offices at the date of such Note.

“CRLP agrees that the Subsidiary Guarantee set forth in this Article Seventeen shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse, or election not to endorse, on any or all Notes a Subsidiary Guarantee in the manner contemplated by the first paragraph of this Section 1702.

“The delivery of any Note by the Trustee or the Operating Partnership, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture and the Subsidiary Guarantee, if any, endorsed on such Note on behalf of CRLP.

“Section 1703. Limitation of Guarantor’s Liability; Certain Bankruptcy Events.

“(1) CRLP, and by its acceptance hereof each Holder of Notes, hereby confirms that it is the intention of all such parties that the obligations of CRLP under its Subsidiary Guarantees of the Notes and its other obligations under this Article Seventeen with respect to the Notes not constitute a fraudulent transfer or fraudulent conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to such Subsidiary Guarantees or other obligations. To effectuate the foregoing intention, the Holders of Notes and CRLP hereby irrevocably agree that the obligations of CRLP under its Subsidiary Guarantees of the Notes and its other obligations under this Article Seventeen with respect to the Notes shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of CRLP that are relevant under such laws, result in the obligations of CRLP under its Subsidiary Guarantees of the Notes and its other obligations under this Article Seventeen with respect to the Notes not constituting a fraudulent transfer or conveyance under such laws.

“(2) CRLP hereby covenants and agrees, to the extent permitted by applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Operating Partnership, CRLP shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on any Subsidiary Guarantee and, to the extent permitted by applicable law, hereby waives and agrees not to take the benefit of any such stay of execution, whether under Sections 362 or 105 (or any successors thereto) of the Bankruptcy Code or otherwise.

“Section 1704. Suspension and Release of Subsidiary Guarantees.

“Anything in this Indenture or the Subsidiary Guarantees, if any, endorsed on the certificates evidencing any of the Notes to the contrary notwithstanding, CRLP may be released from its obligations under its Subsidiary Guarantees, if any, of the Notes and, solely insofar as relates to the Notes, from all of its other obligations, if any, under this Indenture (other than, in the case of any such release pursuant to Section 401, Section 402 or clause (iv) of Section 1018(C), (a) such obligations under this Indenture that Section 401, Section 402 or clause (iv) of Section 1018(C), as the case may be, expressly provides shall survive any such release and remain in full force and effect and (b) the provisions of the first sentence of the third paragraph of Section 1701, which shall survive any such release pursuant to Section 401, Section 402 or clause (iv) of Section 1018(C), as the case may be, and remain in full force and effect), all on the terms and subject to the conditions set forth in Article Four, Section 1018 and the first sentence of the third paragraph of Section 1701.”

ARTICLE 5

MISCELLANEOUS PROVISIONS

Section 5.01. Adoption, Ratification and Confirmation. The Original Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

Section 5.02. Conflicts with Trust Indenture Act. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act deemed to be included in the Indenture pursuant to Section 318(c) thereof, the latter provision shall control.

Section 5.03. Effect of Headings and Table of Contents. The Article, Section and subsection headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 5.04. Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture by the Operating Partnership, the Guarantor and, if CRLP shall have become a party to the Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture, CRLP shall bind their respective successors and assigns, whether so expressed or not, except, in the case of CRLP, for such covenants and agreements of CRLP that may be released as in this Indenture provided.

Section 5.05. Separability Clause. In case any provision in this Second Supplemental Indenture, any Note or any Subsidiary Guarantee that may be endorsed on the certificate evidencing any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

Section 5.06. Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture, any Note or any Subsidiary Guarantee that may be endorsed on the certificate evidencing any Note, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and, if CRLP shall have become a party to the Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture and shall not have been released, in accordance with the provisions of the Indenture, from its obligations under the Indenture with respect to the Notes, CRLP and their successors under the Indenture and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

Section 5.07. Governing Law. This Second Supplemental Indenture, the Notes and any Subsidiary Guarantees that may be endorsed on the certificates evidencing the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard, to the extent permitted by applicable law, to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401. EACH OF THE OPERATING PARTNERSHIP, THE GUARANTOR, THE TRUSTEE AND, IF CRLP SHALL HAVE

BECOME A PARTY TO THE INDENTURE PURSUANT TO A SUBSIDIARY GUARANTEE SUPPLEMENTAL INDENTURE, CRLP HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS SECOND SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, ANY SUBSIDIARY GUARANTEES THAT MAY BE ENDORSED ON THE CERTIFICATES EVIDENCING THE NOTES OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 5.08. Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. To the extent permitted by applicable law, the exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes, and signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 5.09. Conflicts with Original Indenture. To the extent that any provision of this Second Supplemental Indenture conflicts with the Original Indenture, the provisions of this Second Supplemental Indenture will (except as may be otherwise required by the Trust Indenture Act) govern and be controlling.

Section 5.10. Acceptance by Trustee. The Trustee accepts the amendments and supplements to the Original Indenture effected by, and the other terms and provisions of, this Second Supplemental Indenture and agrees to execute the trusts created by the Original Indenture as hereby amended and supplemented, upon the terms and conditions set forth in the Indenture.

Section 5.11. Numbering of Sections and Articles in the Indenture. As provided above, this Second Supplemental Indenture amends and supplements the Original Indenture, but solely insofar as relates to the Notes, to, among other things, add certain covenants and other provisions designated as Sections 1011 through 1018, Article Seventeen and Sections 1701 through 1704. Because the foregoing provisions added by this Second Supplemental Indenture relate solely to the Notes, it is understood and agreed that the article and section numbers assigned to provisions added to the Original Indenture with respect to the Notes by this Second Supplemental Indenture may be assigned to provisions that may, in accordance with the terms of the Indenture, be added to the Indenture with respect to any one or more other series of Securities so long as such additional provisions shall relate only to such other series of Securities.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first written above.

MID-AMERICA APARTMENTS, L.P., as Issuer
By: Mid-America Apartment Communities, Inc., its general partner

By:	/s/ Albert M. Campbell, III
	Name:	Albert M. Campbell, III
	Title:	Executive Vice President and Chief Financial Officer

Attest:

/s/ Robert J. DelPriore
Name: Robert J. DelPriore
Title: Executive Vice President and General Counsel

MID-AMERICA APARTMENT COMMUNITIES, INC.

By:	/s/ Albert M. Campbell, III
	Name:	Albert M. Campbell, III
	Title:	Executive Vice President and Chief Financial Officer

Attest:

/s/ Robert J. DelPriore
Name: Robert J. DelPriore
Title: Executive Vice President and General Counsel

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones
Name: Wally Jones
Title: Vice President

ANNEX A

FORM OF NOTE

[This paragraph for inclusion in Global Notes only—] THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE (AS DEFINED BELOW) AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.]

[This paragraph for inclusion in Global Notes only—] UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE OPERATING PARTNERSHIP (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.: R- • CUSIP No.59523UAL1 ISIN No.: US 59523UAL17	$•

MID-AMERICA APARTMENTS, L.P.

3.750% Senior Notes due 2024

Mid-America Apartments, L.P., a Tennessee limited partnership (hereinafter called the “Operating Partnership”, which term includes any successor thereto under the Indenture referred to below), for value received, hereby promises to pay to •, or registered assigns, the principal sum of • Dollars ($•) on June 15, 2024, and to pay interest thereon from June 13, 2014 or from the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing December 15 , 2014, and at Maturity, at the rate of 3.750% per annum, until the principal hereof is paid or duly made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Person who was the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Any principal of, or premium, if any, or interest on this Note which is not paid when due shall, to the extent permitted by applicable law, bear interest from the date such amount was originally due to the date of payment of such overdue amount at an interest rate per annum equal to the rate of interest borne by this Note. All such interest on overdue amounts shall be payable on demand.

Payment of the principal of, and premium, if any, and interest on this Note will be made at the Office or Agency of the Operating Partnership maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Operating Partnership, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States of America; provided, further, that, notwithstanding the foregoing, all payments of principal of, and premium, if any, and interest on Notes in global form that are registered in the name of a Depository or its nominee (“Global Notes”) shall be made by wire transfer of immediately available funds (unless otherwise required by the Depository) in accordance with the procedures of the Depository.

This Note is one of a duly authorized issue of Securities of the Operating Partnership issued and to be issued in one or more series under an Indenture dated as of October 16, 2013 (the “Original Indenture”), as amended and supplemented by the Second Supplemental Indenture dated as of June 13, 2014 (the “Second Supplemental Indenture”; the Original Indenture, as amended and supplemented by the Second Supplemental Indenture and any other indentures supplemental thereto, is hereinafter called the “Indenture”), each among the Operating Partnership, Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Guarantor,” which term includes any successor thereto under the Indenture), and U.S. Bank National Association, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Operating Partnership, the Guarantor, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated on the face hereof (such series of Securities, the “Notes”). Anything herein to the contrary notwithstanding, the Notes are not guaranteed by the Guarantor.

Prior to March 15, 2024, the Notes may be redeemed, at any time in whole or from time to time in part, at the option of the Operating Partnership at a Redemption Price equal to the greater of:

(a)	100% of the principal amount of the Notes to be redeemed, and

(b)	the sum of the present values of the remaining scheduled payments of principal of, and interest on the Notes to be redeemed (exclusive of interest accrued to the applicable Redemption Date) discounted to such Redemption Date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 20 basis points, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, such Redemption Date.

On and after March 15, 2024, the Notes may be redeemed, at any time in whole or from time to time in part, at the option of the Operating Partnership at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, such Redemption Date.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on an Interest Payment Date falling on or prior to a Redemption Date for the Notes will be payable to the Persons who were the Holders of such Notes (or one or more Predecessor Securities) registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of the Indenture.

“Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life of the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the applicable Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the applicable Redemption Date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” below, the term “Business Day” means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

“Comparable Treasury Issue” means, with respect to any Redemption Date for the Notes, the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Independent Investment Banker” means, with respect to any Redemption Date for the Notes, an independent investment banking institution of national standing appointed by the Operating Partnership with respect to such Redemption Date.

“Comparable Treasury Price” means, with respect to any Redemption Date for the Notes:

(a)	the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

(b)	if the Operating Partnership obtains fewer than five but more than one such Reference Treasury Dealer Quotations for such Redemption Date, the average of all such quotations, or

(c)	if the Operating Partnership obtains only one such Reference Treasury Dealer Quotation for such Redemption Date, that Reference Treasury Dealer Quotation.

“Reference Treasury Dealer” means with respect to any redemption date for the notes, as determined by the Operating Partnership, either (a) (i) two primary U.S. Government securities dealer in The City of New York (each, a “Primary Treasury Dealer”) selected jointly by J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Jefferies LLC and their respective successors and (ii) three other Primary Treasury Dealers selected by the Operating Partnership or (b) one Primary Treasury Dealer selected by the Operating Partnership and four other Primary Treasury Dealers selected by the Independent Investment Banker, and four other Primary Treasury Dealers selected by the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Operating Partnership, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Operating Partnership by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Notice of any redemption by the Operating Partnership will be mailed at least 30 days but not more than 60 days before any Redemption Date to the Holders of the Notes to be redeemed. If less than all of the Outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions of the Notes (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) to be redeemed by such method as the Trustee shall deem fair and appropriate and, in the case of Global Notes, in accordance with the Depository’s procedures; provided, however, that the unredeemed portion of the principal amount of any Note being redeemed in part must be an authorized denomination.

Unless the Operating Partnership defaults in payment of the Redemption Price and accrued unpaid interest on the Notes or portions thereof called for redemption, on and after any Redemption Date interest will cease to accrue on the Notes or portions hereof called for redemption.

The Notes are not subject to, and will not be entitled to the benefit of, any sinking fund.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of, and accrued and unpaid interest on the Notes may be declared immediately due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Operating Partnership, the Guarantor, the Trustee and, if CRLP shall have become a party to the Indenture and shall not have been released, in accordance with the applicable provisions of the Indenture, from its obligations under the Indenture with respect to the Notes, CRLP, with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes, to modify or amend (but solely insofar as relates to the Notes) any provisions of the Indenture or of the Notes or, if applicable, CRLP’s Subsidiary Guarantee, if any, of the Notes or the rights of the Holders of the Notes under the Indenture. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive (but solely insofar as relates to the Notes), compliance by the Operating Partnership and the Guarantor and, if CRLP shall have become a party to the Indenture, CRLP with certain provisions of the Indenture and certain past defaults under the Indenture with respect to the Notes and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Operating Partnership, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the Office or Agency of the Operating Partnership maintained for the purpose in any place where the principal of, and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Operating Partnership and the Security Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without Coupons in the denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations set forth therein, the Notes are exchangeable for a like aggregate principal amount of Notes in any authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

Prior to due presentment of this Note for registration of transfer, the Operating Partnership, the Guarantor, any Other Guarantor of the Notes, the Trustee and any agent of the Operating Partnership, the Guarantor, any such Other Guarantor or the Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not any payment with respect to this Note shall be overdue, and none of the Operating Partnership, the Guarantor, any such Other Guarantor, the Trustee or any such agent shall be affected by notice to the contrary.

The Indenture contains provisions whereby, upon the satisfaction of certain conditions, (i) the Operating Partnership and, if applicable, CRLP may be discharged from their obligations with respect to the Notes and, if applicable, CRLP’s Subsidiary Guarantees, if any, of the Notes, respectively, and the Operating Partnership, the Guarantor and, if applicable, CRLP may be discharged from their other respective obligations under the Indenture (in each case subject to certain exceptions) or (ii) the Operating Partnership, the Guarantor and, if applicable, CRLP may be released from their respective obligations under specified covenants in the Indenture.

The Notes may, on the terms and subject to the conditions set forth in the Indenture, be entitled to the benefits of Subsidiary Guarantees of CRLP and, if that occurs, CRLP may be released from its obligations under its Subsidiary Guarantees of the Notes and its other obligations under the Indenture with respect to the Notes, but subject under certain circumstances to reinstatement of such Subsidiary Guarantees and obligations and subject to certain other exceptions, all on the terms and subject to the conditions set forth in the Indenture. Reference is hereby made to the Indenture and, if applicable, any Subsidiary Guarantee endorsed on this Note for a statement of the respective rights, limitations of rights, duties and obligations of CRLP, the Trustee and the Holder hereof under any such Subsidiary Guarantees of the Notes by CRLP.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Note, or because of any indebtedness evidenced by any of the foregoing, shall be had against any past, present or future partner, shareholder, member, manager, employee, officer, agent or director, solely in their capacity as such, of the Operating Partnership or of any of the Operating Partnership’s predecessors or successors, either directly or through the Operating Partnership or any such predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holder and as part of the consideration for the issue of this Note; provided, however, that the foregoing provisions of this paragraph shall not be applicable to, or limit recourse under or upon, any obligation, covenant or agreement of the Guarantor set forth in the Indenture.

This Note shall be governed by and construed in accordance with the laws of the State of New York without regard, to the extent permitted by applicable law, to the conflicts of law principles of such State other than New York General Obligations Law Section 5-1401.

All terms used in this Note which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture. To the extent that any term defined in the Original Indenture shall have been superseded or replaced, insofar as relates to the Notes, by a term defined in the Second Supplemental Indenture, then, for all purposes of this Note, such term shall have the meaning specified in the Second Supplemental Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Operating Partnership has caused this instrument to be duly executed by the manual or facsimile signatures of two of the duly authorized officers of its general partner.

Dated: •

MID-AMERICA APARTMENTS, L.P.

By:	Mid-America Apartment Communities, Inc., its general partner

By:
Name: Title:

By:
Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture. U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT —		Custodian
TEN ENT—as tenants by the entireties		(Cust)		(Minor)
JT TEN—as joint tenants with right of survivorship
and not as tenants in common Act		Under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within security and all rights thereunder, hereby irrevocably constituting and appointing

Attorney
to transfer said security on the books of the Operating Partnership with full power of substitution in the premises.

Dated:	Signed:

Notice: The signature(s) to this assignment must correspond with the name(s) as it (they) appear upon the face of the within security in every particular, without alteration or enlargement or any change whatsoever.

[To be included only if CRLP guarantees the Notes as provided in the Indenture]

SUBSIDIARY GUARANTEE

Colonial Realty Limited Partnership, a Delaware limited partnership (hereinafter referred to as “CRLP,” which term, as used herein, shall have the meaning set forth in the Indenture referred to below), hereby fully and unconditionally guarantees to each Holder of the 3.750% Senior Notes due 2024 (the “Notes”) of Mid-America Apartments, L.P., a Tennessee limited partnership (hereinafter called the “Operating Partnership,” which term includes any successor thereto under the Indenture), on a senior basis on the terms set forth in the Indenture, (A) the due and punctual payment and performance of the Guarantee Obligations and (B) without limitation to the foregoing, that (i) the principal of, and premium, if any, and interest on the Notes shall be duly and punctually paid in full when due, whether at Stated Maturity, upon acceleration, upon redemption or otherwise, (ii) to the extent permitted by applicable law, interest on overdue principal of, and overdue premium, if any, and interest on, the Notes shall be duly and punctually paid in full when due and (iii) all other obligations of the Operating Partnership to the Holders of Notes and (solely insofar as relates to the Notes) to the Trustee under the Indenture and under the Notes (including, without limitation, obligations to pay fees, expenses and other charges) shall be duly and punctually paid in full when due or duly and punctually performed, as the case may be, all in accordance with the terms of the Indenture and the Notes and, in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be duly and punctually paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise, or duly and punctually performed, as the case may be, in accordance with the terms of the extension or renewal, subject, however, in each case referred to in this sentence to the limitations set forth in Section 1703 of the Indenture.

This instrument is a Subsidiary Guarantee (as defined in the Indenture) and has been issued under and pursuant to an Indenture dated as of October 16, 2013 (the “Original Indenture”), as amended and supplemented by the Second Supplemental Indenture dated as of June 13, 2014 (the “Second Supplemental Indenture;” the Original Indenture, as amended by the Second Supplemental Indenture and any other indentures supplemental thereto, is hereinafter called the “Indenture”), each among the Operating Partnership, the Guarantor and U.S. Bank National Association, as trustee (hereinafter called the “Trustee,” which term includes any successor thereto under the Indenture).

The obligations of CRLP to the Holders of the Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article Seventeen of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. Without limitation to the provisions of Article Seventeen of the Indenture, CRLP hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Operating Partnership, any right to require a proceeding first against the Operating Partnership, the benefit of discussion, protest or notice with respect to the Notes and all demands whatsoever.

This is a continuing guarantee and shall remain in full force and effect and shall be binding upon CRLP and its successors until full and final payment of all of the Operating Partnership’s obligations under the Notes and full and final payment and performance of all of the Operating Partnership’s other obligations under the Indenture with respect to the Notes or until discharged or released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of the Notes, and, in the event of any transfer or assignment of rights by any Holder of the Notes or the Trustee, the rights and privileges herein conferred upon that party shall, to the extent permitted by applicable law, automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and of the Indenture. This is a guarantee of payment and performance and not of collection.

Anything in this Subsidiary Guarantee to the contrary notwithstanding, the obligations of CRLP under this Subsidiary Guarantee shall be limited as provided in Article Seventeen of the Indenture to the extent necessary to ensure that this Subsidiary Guarantee does not constitute a fraudulent conveyance or fraudulent transfer.

THE TERMS OF ARTICLE SEVENTEEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Subsidiary Guarantee, or because of any indebtedness evidenced by any of the foregoing, shall be had against any past, present or future partner, shareholder, member, manager, employee, officer, agent or director, solely in its capacity as such, of CRLP or of any of CRLP’s predecessors or successors, either directly or through CRLP or any such predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Note on which this Subsidiary Guarantee is endorsed by the Holder and as part of the consideration for the issue of such Note; provided, however, that the foregoing provisions of this paragraph shall not be applicable to, or limit recourse under or upon, any obligation, covenant or agreement of the Operating Partnership or the Guarantor set forth in the Indenture or, in the case of the Operating Partnership, in any Notes, or in each case because of any indebtedness evidenced by any of the foregoing.

Anything in the Indenture or this Subsidiary Guaranty to the contrary notwithstanding, CRLP may be released from its obligations under its Subsidiary Guarantees and its other obligations under the Indenture with respect to the Notes, subject to certain exceptions and, under certain circumstances, to reinstatement of such Subsidiary Guarantees and other obligations, all on the terms and subject to the conditions set forth in the Indenture.

The Subsidiary Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York without regard, to the extent permitted by applicable law, to the conflicts of law principles of such State other than New York General Obligations Law Section 5-1401.

All terms used in this Subsidiary Guarantee which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture. To the extent that any term defined in the Original Indenture shall have been superseded or replaced, insofar as relates to the Notes or this Subsidiary Guarantee, by a term defined in the Second Supplemental Indenture, then, for all purposes of this Subsidiary Guarantee, such term shall have the meaning specified in the Second Supplemental Indenture. All references in this Subsidiary Guarantee to Article Seventeen and Section 1703 of the Indenture mean such Article and Section added to the Original Indenture, solely insofar as relates to the Notes, by the Second Supplemental Indenture.

Unless the certificate of authentication on the Note upon which this Subsidiary Guarantee is endorsed has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Subsidiary Guarantee shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

(Signature Page Follows)

IN WITNESS WHEREOF, CRLP has caused this instrument to be duly executed by the manual or facsimile signatures of two of the duly authorized officers of its general partner.

Dated: •	COLONIAL REALTY LIMITED PARTNERSHIP

	By:	[Name of General Partner], as general partner

By:
Name: Title:

By:
Name: Title:

ANNEX B

FORM OF SUBSIDIARY GUARANTEE SUPPLEMENTAL INDENTURE

MID-AMERICA APARTMENTS, L.P.,

                                     Issuer

MID-AMERICA APARTMENT COMMUNITIES, INC.,

COLONIAL REALTY LIMITED PARTNERSHIP,

                                         Subsidiary Guarantor

– and –

U.S. BANK NATIONAL ASSOCIATION,

                                     Trustee

• SUPPLEMENTAL INDENTURE

Dated as of •, 20•

to

INDENTURE

Dated as of October 16, 2013, as Amended and Supplemented

Note: This form of supplemental indenture assumes that the Trustee will be a party. Appropriate revisions should be made if the Trustee will not be a party.

TABLE OF CONTENTS

Page
ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.	Definitions	B-5
Section 1.02.	Certain Provisions of General Application	B-5

ARTICLE 2

Section 2.01.	Subsidiary Guarantee	B-5
Section 2.02.	Immunity of Partners, Officers, Agents, Etc. of the Operating Partnership, the Guarantor or CRLP	B-6

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.01.	Adoption, Ratification and Confirmation	B-7
Section 3.02.	Conflicts with Trust Indenture Act	B-7
Section 3.03.	Effect of Headings and Table of Contents	B-7
Section 3.04.	Successors and Assigns	B-7
Section 3.05.	Separability Clause	B-7
Section 3.06.	Benefits of • Supplemental Indenture	B-7
Section 3.07.	Governing Law	B-7
Section 3.08.	Counterparts	B-8
Section 3.09.	Acceptance by Trustee	B-8

THIS • SUPPLEMENTAL INDENTURE dated as of •, 20• (this “• Supplemental Indenture”) among MID-AMERICA APARTMENTS, L.P., a limited partnership duly organized and existing under the laws of the State of Tennessee (hereinafter called the “Operating Partnership”), having its principal executive office located at [Update as appropriate—6584 Poplar Avenue, Memphis, Tennessee 38138], MID-AMERICA APARTMENT COMMUNITIES, INC., a corporation duly organized and existing under the laws of the State of Tennessee and the sole general partner of the Operating Partnership (hereinafter called the “Guarantor”), having its principal executive office located at [Update as appropriate—6584 Poplar Avenue, Memphis, Tennessee 38138], COLONIAL REALTY LIMITED PARTNERSHIP, a limited partnership duly organized and existing under the laws of the State of Delaware (hereinafter called “CRLP”), having its principal executive office located at [Update as appropriate—6584 Poplar Avenue, Memphis, Tennessee 38138], and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as trustee (hereinafter called the “Trustee”).

RECITALS

WHEREAS, the Operating Partnership and the Guarantor have executed and delivered to the Trustee an Indenture dated as of October 16, 2013 (the “Original Indenture”) providing for the issuance from time to time of the Operating Partnership’s Securities (as defined in the Original Indenture) in one or more series;

WHEREAS, the Operating Partnership, the Guarantor and the Trustee entered into a Second Supplemental Indenture dated as of June 13, 2014 (the “Second Supplemental Indenture”) to the Original Indenture to establish the form and terms of the Operating Partnership’s 3.750% Senior Notes due 2024 (the “Notes”) and to amend and supplement, solely insofar as relates to the Notes, the Original Indenture;

WHEREAS, pursuant to covenants added to the Original Indenture by the Second Supplemental Indenture, CRLP is now required to guarantee the Notes pursuant to a Subsidiary Guarantee Supplemental Indenture (as defined in the Second Supplemental Indenture) which may be entered into without the consent of the Holders of the Notes;

WHEREAS, in order to provide for CRLP’s guarantee of the Notes, the Operating Partnership, the Guarantor and CRLP are required to enter into this • Supplemental Indenture and have authorized the execution and delivery of this • Supplemental Indenture, and all things necessary to make the Subsidiary Guarantees (as defined in the Second Supplemental Indenture) to be endorsed on the Certificates evidencing the Notes, when executed by CRLP, the valid obligations of CRLP in accordance with their terms and to make this • Supplemental Indenture a valid agreement of the Operating Partnership, the Guarantor and CRLP in accordance with its terms have been done;

NOW, THEREFORE, THIS • SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, the benefits provided to CRLP by the Operating Partnership and Guarantor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions.

(1)	As used herein, the terms “Original Indenture” and “Second Supplemental Indenture” have the respective meanings set forth in the recitals hereto.

(2)	As used herein, the term “Indenture” has the meaning set forth in the Original Indenture and, for purposes of clarity, it is understood and agreed that such term shall include, solely insofar as relates to the Notes, the amendments and supplements to the Original Indenture made by the Second Supplemental Indenture and this • Supplemental Indenture.

(3)	The terms Operating Partnership, Guarantor, CRLP, Trustee and all other terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Section 1.02. Certain Provisions of General Application. Except as otherwise expressly provided in or pursuant to this • Supplemental Indenture or unless the context otherwise requires, for all purposes of this • Supplemental Indenture:

(1)	the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this • Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(2)	the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);

(3)	the masculine gender includes the feminine and the neuter; and

(4)	references to agreements and other instruments include subsequent amendments and supplements thereto.

ARTICLE 2

SUBSIDIARY GUARANTEE

Section 2.01. Subsidiary Guarantee. CRLP hereby acknowledges and agrees that it receives substantial benefits from the Operating Partnership and the Guarantor and that CRLP is providing its Subsidiary Guarantees for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, CRLP hereby fully and unconditionally guarantees to each Holder of Notes that are authenticated by the Trustee and delivered by the

Trustee or the Operating Partnership that: (i) the principal of, and premium, if any, and interest on, the Notes shall be duly and punctually paid in full when due, whether at Stated Maturity, upon acceleration, upon redemption or otherwise; (ii) to the extent permitted by applicable law, interest on overdue principal of, and overdue premium, if any, and interest on, the Notes shall be duly and punctually paid in full when due; and (iii) all other obligations of the Operating Partnership to the Holders of Notes or (solely insofar as it relates to the Notes) to the Trustee under the Indenture or under the Notes (including, without limitation, obligations to pay fees, expenses or other charges) shall be duly and punctually paid in full when due or duly and punctually performed, as the case may be, all in accordance with the terms of the Indenture and the Notes, and, in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be duly and punctually paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise, or duly and punctually performed, as the case may be, in accordance with the terms of the extension or renewal, subject, however, in each case referred to above in this paragraph, to the limitations set forth in Section 1703 of the Indenture (such Section 1703 having been added to the Original Indenture by the Second Supplemental Indenture) and, in each case referred to above, on the other terms and conditions set forth in Article Seventeen of the Indenture (such Article Seventeen having been added to the Original Indenture by the Second Supplemental Indenture). Without limitation to the foregoing, CRLP agrees that it shall be bound by, and that it shall comply with and perform, all of the covenants, obligations and agreements to be complied with and performed by CRLP under the Indenture (including, without limitation, Article Seventeen thereof) and under the Subsidiary Guarantees, if any, endorsed on the certificates evidencing the Notes.

Section 2.02. Immunity of Partners, Officers, Agents, Etc. of the Operating Partnership, the Guarantor or CRLP. No recourse under or upon any obligation, covenant or agreement contained in this • Supplemental Indenture or in any Note or Subsidiary Guarantee endorsed on the certificate evidencing any Note, or because of any indebtedness evidenced by any of the foregoing, shall be had against any past, present or future partner, shareholder, member, manager, employee, officer, agent or director, solely in their capacity as such, of the Operating Partnership, the Guarantor or CRLP or of any of the Operating Partnership’s, the Guarantor’s or CRLP’s respective predecessors or successors, either directly or through the Operating Partnership, the Guarantor or CRLP, as applicable, or any such predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders and as part of the consideration for the issue of the Notes; provided, however, that the forgoing provisions of this paragraph and any corresponding or similar provisions contained in the Indenture, the certificate evidencing any Note or in the Subsidiary Guarantee, if any, endorsed on the certificate evidencing any Note shall not be applicable to, or limit recourse under or upon, any obligation, covenant or agreement of the Operating Partnership set forth in the Indenture or in any Notes, any obligation, covenant or agreement of the Guarantor set forth in the Indenture or any obligation, covenant or agreement of CRLP set forth in the Indenture or any Subsidiary Guarantees endorsed on the certificates evidencing any Notes, or in each case because of any indebtedness evidenced by any of the foregoing.

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.01. Adoption, Ratification and Confirmation. The Indenture, as supplemented by this • Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this • Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 3.02. Conflicts with Trust Indenture Act. If any provision of this • Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act deemed to be included in the Indenture pursuant to Section 318(c) thereof, the latter provision shall control.

Section 3.03. Effect of Headings and Table of Contents. The Article, Section and subsection headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 3.04. Successors and Assigns. All covenants and agreements in this • Supplemental Indenture by CRLP, the Operating Partnership and the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

Section 3.05. Separability Clause. In case any provision in this • Supplemental Indenture, any Note or any Subsidiary Guarantee that may be endorsed on the certificate evidencing any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

Section 3.06. Benefits of • Supplemental Indenture. Nothing in this • Supplemental Indenture, any Note or any Subsidiary Guarantee that may be endorsed on the certificate evidencing any Note, express or implied, shall give to any Person, other than the parties hereto, [Insert if Trustee is not a party to this instrument—the Trustee,] any Security Registrar and any Paying Agent and their successors under the Indenture and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this • Supplemental Indenture.

Section 3.07. Governing Law. This • Supplemental Indenture and any Subsidiary Guarantees that may be endorsed on the certificates evidencing the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard, to the extent permitted by applicable law, to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401. EACH OF THE OPERATING PARTNERSHIP, THE GUARANTOR, [THE TRUSTEE] AND CRLP HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS • SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, ANY SUBSIDIARY GUARANTEES THAT MAY BE ENDORSED ON THE CERTIFICATES EVIDENCING THE NOTES OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 3.08. Counterparts. This • Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. To the extent permitted by applicable law, the exchange of copies of this • Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this • Supplemental Indenture as to the parties hereto and may be used in lieu of the original • Supplemental Indenture for all purposes, and signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.09. Acceptance by Trustee. The Trustee accepts the supplements to the Indenture effected by, and the other terms and provisions of, this • Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby supplemented, upon the terms and conditions set forth in the Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this • Supplemental Indenture to be duly executed, all as of the day and year first written above.

MID-AMERICA APARTMENTS, L.P., as Issuer

By:	Mid-America Apartment Communities, Inc., its general partner

By:
Name: Title:

Attest:

Name: Title:

MID-AMERICA APARTMENT COMMUNITIES, INC.

By:
Name: Title:

Attest:

Name: Title:

COLONIAL REALTY LIMITED PARTNERSHIP, as Subsidiary Guarantor

By:	•, its general partner

By:
Name: Title:

Attest:

Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name: Title: